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                                                                   Exhibit 10.11

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT (the "Agreement") is made and dated as of September 23, 2005 among VINTAGE WINE TRUST LP, a Delaware limited partnership (the "Borrower"), the Guarantors (as defined herein), BANK OF THE WEST, a California banking corporation, as Administrative Agent (in such capacity, the "Administrative Agent"), and the Lenders (as defined herein).

                             PRELIMINARY STATEMENTS

     (1) Vintage Wine Trust Inc., a Maryland corporation, is a newly formed REIT (as such term and other capitalized terms not otherwise defined are defined in Paragraph 12 below) that has made an offering (the "Private Offering") of common stock, exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 144A, Regulation D and Regulation S thereunder, in connection with which it entered into an agreement to file a resale shelf registration statement and to cause the registration statement to be declared effective as soon as practicable thereafter (the date of such effectiveness, "Registration Effective Date").

     (2) The Corporation is indirectly contributing the Net Cash Proceeds from the Private Offering to the Borrower, its operating partnership, in exchange for the general partnership interest in the Borrower and 96.5% of the limited partnership interest in the Borrower.

     (3) As the operating partnership for the Corporation, the Borrower intends to acquire and own, directly and indirectly, Vineyards, Development Property and Associated Investments and has requested the Lenders to make Loans to finance, in part, such activities, and the Lenders have indicated their willingness to agree to make such Loans on the terms and subject to the conditions of this Agreement.

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

     1.   The Term Loans and Swing Line Loans.

          1(a) The Commitments.

               (1) On the terms and subject to the conditions set forth herein, the Lenders severally agree that they shall make term loans (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower pro rata in accordance with their respective Percentage Shares. The Term Loans are term Loans that, once repaid, may not be reborrowed. The Term Loans will be made (i) during the Availability Period, (ii) on the last day of any Interest Period applicable to Swing Line Loans outstanding on the last day of any Applicable Period and (iii) in the case of Term Loans requested during the Availability Period to finance Capital Expenditures, in accordance with Paragraph 2(d)(2).

               (2) On the terms and subject to the conditions set forth herein, the Swing Line Lender agrees to make swing line loans (each a "Swing Line Loan" and, collectively,


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the "Swing Line Loans" and, together with the Term Loans, the "Loans") to the
Borrower during the Availability Period in an aggregate amount at any one time outstanding not to exceed the Swing Line Sublimit, and the Lenders severally agree to participate in such Swing Line Loans on a pro rata basis. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender. The Swing Line Loans are revolving Loans that, subject to the terms and conditions of this Agreement, may be reborrowed.

               (3) No Swing Line Loan may be refinanced with another Swing Line Loan. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in each Swing Line Loan in an amount equal to such Lender's Percentage Share of such Swing Line Loan, in an aggregate amount that, when added to such Lender's Percentage Share of Term Loans outstanding does not exceed such Lender's Commitment.

               (4) The Term Loans will be made in Tranches on which amortizing payments are payable in accordance with Paragraph 1(c) below, and those Tranches will be determined as follows:

                    (i) All Term Loans made to acquire, finance or improve a Borrowing Base Property during the Applicable Period when such Borrowing Base Property is acquired or financed shall constitute one Tranche, and any Reappraisal Loans made with respect to such Borrowing Base Property shall be added to that Tranche of Term Loans on the last day of the Applicable Period when such Reappraisal Loans are made.

                    (ii) All Term Loans made during a single Applicable Period to finance Capital Expenditures pursuant to Paragraph 2(d)(2) for a Borrowing Base Property after the end of the Applicable Period when such Borrowing Base Property was acquired or financed shall constitute one Tranche.

If any Swing Line Loan made to acquire, finance or improve a Borrowing Base Property remains outstanding on the last day of an Applicable Period, such Swing Line Loans shall be included in a Tranche of Term Loans used to acquire, finance or improve such Borrowing Base Property, including, without limitation, for purposes of calculating Amortizing Payments on such Tranche of Term Loans and calculating the Applicable Borrowing Base Percentage. Except for Tranches of Term Loans used to finance Capital Expenditures pursuant to Paragraph 2(d)(2), only one Tranche of Term Loans may be used to acquire, finance or improve a Borrowing Base Property.

               (5) Notwithstanding subparagraphs (1) and (2) above or any other provision in this Agreement, no Lender agrees to make or to participate in any Loan if, after giving effect to such Loan:

                    (i) (A) the Aggregate Outstandings (plus the principal amount of Loans reserved to finance Capital Expenditures under Approved Improvement Budgets pursuant to Paragraph 2(d)(2) below) would exceed (B) the lesser of the Effective Aggregate Commitments and the Borrowing Base Amount for all Borrowing Base Properties,

                    (ii) (A) the aggregate amount of (x) Term Loans in the applicable Tranche of Loans used to finance, acquire or improve a Borrowing Base Property plus (y) the principal amount of Loans reserved to finance Capital Expenditures under an Approved Improvement Budget pursuant to Paragraph 2(d)(2) below plus (z) Swing Line Loans subject to


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being repaid from such Term Loans would exceed (B) the Borrowing Base Amount of such Borrowing Base Property;

                    (iii) (A) such Lender's Percentage Share of Aggregate Outstandings would exceed (B) such Lender's Effective Commitment,

                    (iv) the aggregate amount of Reappraisal Loans made would exceed the Borrowing Base Amount of the related Reappraisal Allocated Amount; or

                    (v) the aggregate principal amount of Swing Line Loans outstanding would exceed the Swing Line Sublimit.

          1(b) Calculation and Payment of Interest.

               (1) Subject to the other terms and conditions of this Agreement, the Borrower shall pay interest on each Loan outstanding hereunder from the date disbursed to but not including the date of payment, at a rate per annum equal to
(i) a fluctuating rate of interest equal to the Base Rate plus the Applicable Rate or (ii) from and including the first day of an Interest Period until but not including the last day of such Interest Period, a fixed rate of interest equal to the Adjusted Eurodollar Rate plus the Applicable Rate.

               (2) Interest accruing on Base Rate Loans outstanding hereunder shall be payable monthly, in arrears, on the 10th day of each month. Interest accruing on Eurodollar Rate Loans shall be payable on the last day of such Interest Period (or, in the case of a Stub Interest Period, on the 10th day of the month falling in such Interest Period) and, if such Interest Period is longer than three months, on the 10th day of each three month period after the commencement of such Interest Period prior to the end of such Interest Period. In addition, accrued interest on any Loan that is paid or prepaid prior to the Maturity Date shall be paid concurrently with such payment, and accrued interest remaining outstanding shall be payable on the Maturity Date.

               (3) No more than six (6) Interest Periods shall be in effect with respect to Eurodollar Rate Loans at any one time.

          1(c) Amortization of Term Loans and Repayment of Swing Line Loans. The Borrower agrees to pay to the Administrative Agent for the account of the
Lenders:

               (1) On the 10th day of each month beginning on the first such day after the end of the Applicable Period in which a Tranche of Term Loans is first made, an amount equal to the Amortizing Payment on such Term Loans (as such Amortizing Payment may be recalculated upon addition of Reappraisal Loans to such Tranche pursuant to Paragraph 1(a)(4) above);

               (2) On each Tranche Maturity Date, the related Tranche of Term Loans remaining outstanding.

               (3) The Borrower agrees to repay each Swing Line Loan to the Swing Line Lender, for its own account, on the first 10th day of a month occurring after the date


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such Swing Line Loan is made. Subject to the other terms and conditions of this
Agreement, such repayment may be made from the proceeds of a Term Loan.

               (4) On the Maturity Date, the principal amount of all Loans remaining outstanding.

          1(d) Mandatory and Optional Prepayments.

               (1) If, as of any date, the Aggregate Outstandings exceed the Effective Aggregate Commitments, the Borrower shall repay Loans on such date in an amount not less than such excess.

               (2) If, as of any date, the Swing Line Loans outstanding exceed the Swing Line Sublimit, the Borrower shall repay Swing Line Loans on such date in an amount not less than such excess.

               (3) To the extent provided in Paragraph 1(e) below, the Loans shall be repaid within five Business Days from any payments made to the Administrative Agent pursuant to that paragraph.

               (4) If, as of any date, the Aggregate Outstandings exceed the Borrowing Base Amount for all Borrowing Base Properties (for any reason other than by reason of the reduction of a Borrowing Base Property Value as a result of an Appraisal), the Borrower shall, within five Business Days, prepay Loans in a principal amount not less than such excess or such payment requirement, as applicable.

               (5) The Borrower may, upon not less than five (5) Business Days prior written notice to the Administrative Agent, optionally prepay Loans, in whole or part, at any time; provided that, in the case of a partial prepayment, the amount of each Eurodollar Rate Loan remaining after giving effect to such prepayment is not less than $5,000,000 and that the amount of Loans remaining outstanding as Base Rate Loans after giving effect to such prepayment is not less than $250,000.

               (6) Each prepayment pursuant to this Paragraph 1(c) as well as any other prepayment of Eurodollar Rate Loans made prior to the last day of the relevant Interest Period (except in the case of a Stub Interest Period) shall be accompanied by a make-whole payment calculated as set forth in Paragraph 2(g) below as well as any other amounts payable under this Agreement in connection with such payment. Loans that are Base Rate Loans may be prepaid without any make-whole payment.

               (7) Each prepayment under Paragraphs 1(e)(4) or 1(e)(5) below (i) made on Loans as a result of any Event of Loss to, Appraisal of or the Net Operating Income from a Borrowing Base Property shall be applied (A) first to prepay outstanding Swing Line Loans subject to being prepaid from a Tranche of Term Loans used to finance, acquire or improve such Borrowing Base Property and
(B) then to the Amortizing Payments on the related Tranche of Term Loans and
(ii) in all other cases, shall be applied first to prepay outstanding Swing Line Loans and then to prepay Term Loans proportionately among the Tranches unless, so long as no Event of Default has occurred and is continuing, otherwise directed by the Borrower (in which case prepayments shall be applied as directed by the Borrower).


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               (8) Except as otherwise expressly provided in Paragraph 1(e)(4)
below, each prepayment of a Tranche of Term Loans shall be applied to installments payable under such Tranche in the inverse order of their occurrence.

          1(e) Maintenance of Borrowing Base Amount; Debt Service Coverage; Events of Loss.

               (1) The Borrower may, from time to time so long as no Potential Default or Event of Default has occurred and is continuing, remove and make substitutions for Borrowing Base Properties and, in connection with the Acquisition of Borrowing Base Properties, obtain the release of Cash Collateral deposited with the Administrative Agent pursuant to this Paragraph 1(e), subject, in each case (except in connection with Disposition of Borrowing Base Property to a Person who is not a Subsidiary or Affiliate of the Borrower for fair market value if the Net Cash Proceeds are immediately applied to prepay the relevant Tranche of Loans and, to the extent in excess thereof, applied to the other Loans), to the conditions precedent that, on or prior to such removal or substitution, the Borrower shall have delivered to the Administrative Agent:

                    (i) (x) a Borrowing Base Certificate, duly signed by an Authorized Officer of the Borrower, certifying to the Lenders that, on a Pro Forma Basis after giving effect to such removal or substitution, the Borrowing Base Amount for all Borrowing Base Properties will be not less than the Aggregate Outstandings, together with (y) if the Borrowing Base Amount of any property being removed exceeds 15% of the Borrowing Base Amount of all Borrowing Base Properties or the aggregate Borrowing Base Amount of all properties being removed exceeds 30% of the Borrowing Base Amount of all Borrowing Base Properties, such Appraisals of all Borrowing Base Properties as the Administrative Agent shall reasonably request;

                    (ii) a Compliance Certificate, duly signed by an Authorized Officer of the Corporation and the Borrower, to which is attached a calculation, in detail acceptable to the Administrative Agent, prepared on a Pro Forma Basis, evidencing that after giving effect to the proposed removal or substitution, the Adjusted Aggregate Debt Service Coverage Ratio, will not be less than (A) 1.50 to 1.00 or (B) if the Borrowing Base Amount of any property being removed does not exceed 15% of the Borrowing Base Amount of all Borrowing Base Properties and the aggregate Borrowing Base Amount of all properties being removed does not exceed 30% of the Borrowing Base Amount for all Borrowing Base Properties, 1.25 to 1.00;

                    (iii) Real Property Collateral Documents for any new Borrowing Base Property;

                    (iv) in connection with any Disposition of any Borrowing Base Property which is not concurrently replaced with new Borrowing Base Property or that results in Net Cash Proceeds not concurrently applied to prepay outstanding Loans, the Borrower provides to the Administrative Agent Cash Collateral (together with such documentation as the Administrative Agent shall reasonably require in connection with such Cash Collateral) to be included in the Borrowing Base Amount after giving effect to such Disposition in an aggregate amount equal to such Net Cash Proceeds;


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                    (v) such other Collateral Documents and Loan Documents as
the Administrative Agent or any Lender shall reasonably require.

               (2) If, as a result of Appraisals conducted pursuant to Paragraph 7(j)(1) below, the Borrowing Base Amount for all Borrowing Base Properties reflected in any Borrowing Base Certificate delivered pursuant to Paragraph 7(b)(1) below is less than the Aggregate Outstandings on such date, the Borrower shall make aggregate payments to the Administrative Agent equal to the amount by which such Borrowing Base Amount is less than the Aggregate Outstandings on such date, which payment shall be made in twelve (12) equal installments payable no later than the 10th day of each month, beginning with the Applicable Month.

               (3) If the Aggregate Debt Service Coverage Ratio reflected in any Compliance Certificate delivered pursuant to Paragraph 7(b)(1) below is less than 1.25 to 1.00, the Borrower shall make aggregate payments to the Administrative Agent equal to an amount, calculated, on a Pro Forma Basis as of the date of the financial statements accompanying such Compliance Certificate, as sufficient to increase the Aggregate Debt Service Coverage Ratio to not less than 1.25 to 1.00, which payment shall be made in twelve (12) equal installments payable no later than the 10th day of each month, beginning with the Applicable Month.

               (4) The Borrower may direct that payments made to the Administrative Agent pursuant to subparagraphs (2) or (3) above be applied to prepay Loans in the relevant Tranche in the direct order of their occurrence, but, in the absence of such direction, at the discretion of the Administrative Agent, such payments shall be held by the Administrative Agent as collateral security for the benefit of the Secured Parties (such cash and other cash held as collateral in an interest bearing account pursuant to the Agreement being "Cash Collateral") subject to such documentation as the Administrative Agent shall require (and to which the Lenders hereby consent) and from time to time, be applied, whether directly or from Cash Collateral, in prepayment of the Loans. The Borrower hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties as collateral security for the Secured Obligations all Cash Collateral from time to time held by the Administrative Agent under this Agreement or the other Loan Documents. Upon delivery to the Administrative Agent of a Borrowing Base Certificate reflecting new Appraisals made pursuant to Paragraph 7(j)(1) below or a Compliance Certificate calculating a new Aggregate Debt Service Coverage Ratio, as applicable, Cash Collateral held by the Administrative Agent pursuant to this subparagraph 4 shall be released to the Borrower to the extent no longer required pursuant to subparagraphs (2) or
(3) above;

               (5) Subject to any contrary terms in the applicable Borrowing Base Lease (which shall prevail in the event of a conflict), if any Borrowing Base Property shall be subject to any Event of Loss where the Net Cash Proceeds exceed, or are reasonably expected to exceed, the greater of (i) $4,500,000 or
(ii) 3.00% of the Effective Aggregate Commitments or, upon termination thereof, Aggregate Outstandings:

                    (i) The Borrower shall promptly notify the Administrative Agent thereof in writing and deposit any Net Cash Proceeds thereof as Cash Collateral with the Administrative Agent for application against the then outstanding Loans; or

                    (ii) Notwithstanding the provisions of the preceding clause
(i) (A) so long as no Event of Default or Potential Default has then occurred and is continuing, (B) the related Borrowing Base Lease remains in full force and effect, without abatement, during


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the period of any restoration and has a term extending beyond the projected restoration period and (C) any Net Cash Proceeds, together with any other amounts then deposited by the Borrower with the Administrative Agent as Cash Collateral are adequate to restore the Borrowing Base Property that was subject to such Event of Loss within the earlier of (x) the Tranche Maturity Date for the related Tranche of Term Loans and (y) 365 days after such Event of Loss to not less than the value immediately prior to such Event of Loss, then so long as no Event of Default or Potential Default thereafter occurs, the Administrative Agent shall disburse such Cash Collateral in accordance with any Construction Documents and disbursement procedures, including any retentions, acceptable to the Administrative Agent. Any and all Net Cash Proceeds of the Event of Loss that the Borrower does not propose to use to repair, replace or restore the relevant Real Property or that remain on deposit with the Administrative Agent more then 365 days after receipt shall promptly be applied to repay the Loans. If Cash Collateral is made available to restore any Borrowing Base Property, the Borrower hereby covenants that such Borrowing Base Property will be restored to at least comparable value and, to the extent commercially practicable, substantially the same character as prior to the Event of Loss, all in accordance with applicable law and plans and specifications reasonably approved in advance by the Administrative Agent.

               (6) Any settlement in respect of an Event of Loss in an aggregate amount in excess of the greater of (i) $4,500,000 or (ii) 3.00% of the Effective Aggregate Commitments or, upon termination thereof, Aggregate Outstandings shall be subject to the prior written consent of the Administrative Agent; provided, however, that if (i) at the time of the settlement of such claim an Event of Default has occurred and is continuing or (ii) the Administrative Agent disapproves of the Borrower's proposed settlement, then the Administrative Agent shall have the right to settle and adjust such claim without the consent of the Borrower, in which case the Administrative Agent shall and is hereby authorized to collect any Net Cash Proceeds. The reasonable out-of-pocket expenses incurred by the Administrative Agent in such adjustment and collection shall become part of the Secured Obligations, be secured by the Collateral and be reimbursed by the Borrower to the Administrative Agent upon demand therefor.

          1(f) Swing Line Loans.

               (1) On the date due and upon the occurrence and continuance of a Potential Default or an Event of Default, the Swing Line Lender shall request on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf) that each Lender make a Term Loan that is a Eurodollar Rate Loan in an amount equal to such Lender's Percentage Share of the Swing Line Loans outstanding. Such request shall be made in writing (which written request shall be deemed a Loan Request for purposes hereof) and in accordance with the requirements of this Agreement, without regard to the minimum and multiples specified herein for the principal amount of such Loans. The Swing Line Lender shall furnish the Borrower with a copy of such request after delivering the same to the Administrative Agent. So long as no Event of Default has occurred and is then continuing under Paragraph 9(a)(6) with respect to Debtor Relief Laws, each Lender shall make an amount equal to its Percentage Share of the Swing Lines Loans available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender not later than the time when similar notices from the Borrower are to be honored under this Agreement, whereupon each such Lender that makes funds available shall be deemed to have made a Term Loan to the Borrower. The Administrative Agent shall remit the funds so received to the Swing Line Lender.


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               (2) If for any reason (including, without limitation, the
occurrence of an Event of Default under Paragraph 9(a)(6) with respect to Debtor Relief Laws), any Swing Line Loan cannot be refinanced with Term Loans, the Loan Request from the Swing Line Lender shall be deemed a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to this Agreement shall be deemed payment in respect of such participation.

               (3) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions, the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Paragraph 1(f) shall be conclusive absent manifest error.

               (4) Each Lender's obligation to make Term Loans to re-finance Swing Line Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Agreement shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default or Potential Default, or
(iii) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

               (5) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will promptly distribute to such Lender its Percentage Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in Same Day Funds or other equivalent of those received by the Swing Line Lender. If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Percentage Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

               (6) The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Term Loan or risk participation pursuant to this Agreement to refinance such Lender's Percentage Share of any Swing Line Loan, interest in respect of such Percentage Share shall be solely for the account of the Swing Line Lender.


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     2.   Administration of the Loans.

          2(a) Requests for Loans. Subject to the terms and conditions of this Agreement, during the Availability Period the Borrower, from time to time, may request:

               (1) Term Loans be made to it on any Business Day by giving the Administrative Agent irrevocable written notice of such request (i) no later than 9:00 a.m. (Pacific Time) on the Business Day preceding the proposed funding date for Base Rate Loans and (ii) no later than 9:00 a.m. (Pacific Time) on the third Business Day preceding the proposed funding date of Eurodollar Rate Loans.

               (2) Swing Lines Loans be made to it on any Business Day by giving the Administrative Agent irrevocable written notice of such request no later than (i) 2:00 p.m. (Pacific Time) on the Business Day preceding the proposed funding date for Base Rate Loans and (ii) 2:00 p.m. (Pacific Time) on the third Business Day preceding the proposed funding date of Eurodollar Rate Loans.

The principal amount of each Eurodollar Rate Loan, other than a Swing Line Loan or a Term Loan refinancing a Swing Line Loan, shall be in the minimum amount of $5,000,000. The principal amount of each Base Rate Loan, other than a Swing Line Loan or a Term Loan refinancing a Swing Line Loan, shall be in the minimum amount of $1,000,000. If the Borrower shall fail to specify whether a Loan is to be funded as a Base Rate Loan or a Eurodollar Rate Loan and the request for such Loan is otherwise timely received in accordance with this Paragraph 2(a), the Borrower will be deemed to have requested a Eurodollar Rate Loan with a Stub Interest Period. Swing Line Loans may be in any amount acceptable to the Swing Line Lender in its discretion. Each Lender shall be entitled to fund all or any portion of its Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, in the London inter-bank market and within the United States.

          2(b) Conversion of Loans. The Borrower may elect to convert Loans between Base Rate Loans and Eurodollar Rate Loans by giving the Administrative Agent irrevocable written notice of such election no later than 9:00 a.m. (Pacific Time) on the third Business Day preceding, and effective as of, (1) the 10th day of any month in the case of conversion of Term Loans from Base Rate Loans, (2) any date after disbursement of a Swing Line Loan acceptable to the Swing Line Lender and (3) in the case of conversion from Eurodollar Rate Loans, the last day of the applicable Interest Period (other than a Stub Interest Period) and on the 10th day of a month in any Stub Interest Period. Upon conversion of Base Rate Loans to Eurodollar Rate Loans, the principal amount of each such Eurodollar Rate Loan shall be in the minimum amount of $5,000,000 (or, in the case of Swing Line Loans, the amount of the Swing Line Loans being converted), and upon conversion of Eurodollar Rate Loans to Base Rate Loans, the principal amount of Base Rate Loans outstanding shall be in a minimum amount of $1,000,000. No Base Rate Loan may be converted into a Eurodollar Rate Loan if an Event of Default or Potential Default has occurred and is continuing as of the requested conversion date.

          2(c) Continuation of Eurodollar Rate Loans. The Borrower may elect from time to time to have any Term Loan that is a Eurodollar Rate Loan continued as such upon the expiration of the Interest Period (except a Stub Interest Period) applicable thereto and on the 10th day of a month in any Stub Interest Period by giving the Administrative Agent irrevocable written notice of such election no later than 9:00 a.m. (Pacific Time) on the third Business Day


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preceding, and effective as of the last day of the applicable Interest Period;
provided, however, so long as any Event of Default or Potential Default has occurred and is continuing (i) no Eurodollar Rate Loan may be continued as such and, (ii) unless the Lenders elect to cause such conversion earlier, automatically on the last day of the applicable Interest Period, any outstanding Loan bearing interest as a Eurodollar Rate Loan shall be converted to a Base Rate Loan. If the Borrower shall fail to give notice of its election to continue a Term Loan that is a Eurodollar Rate Loan as such as provided above, the Borrower shall be deemed to have elected on the last day of the applicable Interest Period to have continued such Eurodollar Rate Loan as a Eurodollar Rate Loan with an Interest Period of one month ending on the 10th day of the succeeding month. No Swing Line Loan may be continued as a Eurodollar Rate Loan.

          2(d) Form of Requests for Loans, etc.

               (1) Each request for the funding, continuation or conversion of a Loan shall be evidenced by the timely delivery by the Borrower to the Administrative Agent of a duly executed Loan Request or Continuation or Conversion Request, as the case may be (which delivery may be by facsimile transmission) written or telephonic notice confirmed in writing no later than the date of such funding, continuation or conversion. Upon receipt of such notice for the funding of a Term Loan or Swing Line Loan, the Administrative Agent shall promptly notify each Lender of such Lender's Percentage Share thereof (or, in the case of a Swing Line Loan, the Swing Line Lender of the amount thereof), whether such Loan is to be funded as a Eurodollar Rate Loan or Base Rate Loan and, if a Eurodollar Rate Loan, the applicable Interest Period. Each Lender's Percentage Share of each Loan (other than a Swing Line Loan which shall be fully funded by the Swing Line Lender) shall be made available to the Administrative Agent in Same Day Funds no later than 1:00 p.m. (Pacific Time) on the applicable funding date through deposit to the account designated by the Administrative Agent. The failure of any Lender to deliver to the Administrative Agent its Percentage Share of a proposed Term Loan shall not relieve any other Lender of its obligation hereunder to advance its Percentage Share thereof. No Lender shall be responsible for the failure of any other Lender to make any such advance. Nothing contained herein shall be deemed to constitute a waiver by the Borrower of any rights, powers and remedies that it may have against any Lender for failure of such Lender to fund its Percentage Share of Term Loans as required by this Agreement.

               (2) As a condition precedent to honoring any request for Loans to finance Capital Expenditures, the Administrative Agent may require the Borrower to execute and deliver or cause to be executed and delivered such Construction Documents as shall be reasonably required by the Administrative Agent (including, without limitation, receipt of unconditional waivers of construction Liens and, in the discretion of the Administrative Agent, invoices paid or to be paid from the proceeds of such Loans) to assure to the Lenders the Collateral, rights and remedies and powers intended to be given to them by this Agreement and the other Loan Documents and, in so doing, the Administrative Agent may determine in consultation with the Borrower, and notify the Lenders, that (i) the Loans so requested by the Borrower shall be made in multiple disbursements and (ii) pending disbursement, Loans shall be reserved and not available for Borrowing for other purposes except in accordance with an Approved Improvement Budget.

          2(e) Funding by Lenders, etc. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of funding any Loan that such Lender will not make available to the Administrative Agent such Lender's Percentage Share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Paragraph 2(d) above and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

          2(f) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          2(g) Make-whole payment. In addition to all other payment obligations hereunder, in the event: (i) for any reason, any Eurodollar Rate Loan is prepaid prior to the last day of the applicable Interest Period (other than a Stub Interest Period), (ii) the Borrower shall fail to borrow a Eurodollar Rate Loan after the Borrower has given notice thereof as provided in Paragraph 2(a) above,
(iii) the Borrower shall fail to convert a Base Rate Loan after the Borrower has given notice thereof as provided in Paragraph 2(b) above or (iv) the Borrower shall fail to continue a Eurodollar Rate Loan after giving notice thereof as provided in Paragraph 2(c), then the Borrower shall promptly pay to the Lenders holding the Loans prepaid or not made, continued or converted, through the Administrative Agent, an additional make-whole payment compensating each Lender for losses, costs and expenses incurred by such Lender in connection with such prepayment or such failure to borrow, continue or convert. The Borrower acknowledges that such losses, costs and expenses are difficult to quantify and that, in the case of the prepayment of or failure to continue or convert to a Eurodollar Rate Loan, the following formula represents a fair and reasonable estimate of such losses, costs and expenses:

       [RELEVANT AMOUNT] X [RATE DIFFERENTIAL] X [RELEVANT NUMBER OF DAYS]

where:

     "Relevant Amount" means the amount of a Eurodollar Rate Loan being prepaid or not being converted or continued.

     "Rate Differential" means the amount, if any, by which (a) the interest rate that is or would be payable, in accordance with this Agreement, on the Relevant Amount immediately prior to prepayment or failure to convert to or to continue the relevant Eurodollar Rate Loan exceeds (b) the interest rate that would be payable on such Relevant Amount if, as of the date of prepayment or failure, the Borrower requested a Eurodollar Rate Loan with an Interest Period terminating on the same day as the Interest Period (the "Broken Interest Period") applicable to the affected Eurodollar Rate Loan.

     "Relevant Number of Days" means the number of days remaining from and including the date of calculation until but not including the last day of the Broken Interest Period.

          2(h) Open Book Account. The Loans of each Lender shall be evidenced by, and the obligation of the Borrower to make payments in respect thereof and other amounts payable hereunder, shall be evidenced by a notation on the books and records of the Administrative Agent and each Lender. Unless the Borrower delivers written notice to the Administrative Agent within 30 days after the Administrative Agent sends written notice, prepared in good faith and with reasonable detail, to the Borrower of the contents of its or a Lender's accounts or records, the contents thereof shall be conclusive absent manifest error of the amount of each Loan of the Lenders to the Borrower and the interest and payments thereon. The failure of the Administrative Agent or any Lender to make any such notation shall not affect in any manner or to any extent the Borrower's Obligations hereunder. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a note which shall evidence such Lender's Loans ("Note").

          2(i) Nature and Place of Payments. All payments made on account of the Obligations shall be made by the Borrower to the Administrative Agent for the account of the Lenders or the Administrative Agent, as applicable or, in the case of Swing Line Loans, to the Swing Line Lender, all without setoff or counterclaim, in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and must be received by the Administrative Agent by 11:00 a.m. (Pacific Time) (or in the case of Swing Line Loans, 2:00 p.m. (Pacific Time)) on the day of payment (it being expressly agreed and understood that if a payment is received after 11:00 a.m. (Pacific Time) (2:00 p.m. (Pacific Time)) by the Administrative Agent or Swing Line Lender, respectively, such payment will be considered to have been made by the Borrower on the next succeeding Business Day and interest thereon shall be payable by the Borrower at the then applicable rate during such extension). All such payments on account of the Obligations shall be made to the Administrative Agent through its Contact Office (or, in the case of a Swing Line Loan, as directed by the Swing Line Lender), and the Administrative Agent will promptly distribute to each Lender its Percentage Share of a payment on Term Loans (or other applicable share as provided herein) of such payment in like funds as received to such office as such Lender shall have designated to the Administrative Agent in an Administrative Questionnaire or otherwise notified to the Administrative Agent.

          2(j) Allocation of Payments Received.

               (1) Upon the occurrence and during the continuance of an Event of Default, the Borrower waives any right to direct the application of any payments hereafter received by the Administrative Agent or the Lenders from the Borrower, and, during the continuance of an Event of Default, the Borrower irrevocably agrees that the Administrative Agent and the Lenders shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of the Borrower as the Administrative Agent and the Lenders may deem advisable.

               (2) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable on any date, unless otherwise agreed by all Lenders or as required by Law, such payment shall be distributed by the Administrative Agent and applied in the following order of priority:

                    (i) First, to the payment of any protective advances that may be made by the Administrative Agent under a Mortgage or otherwise and other fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as the Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date;

                    (ii) Second, to the payment of all of the indemnification payments, costs and expenses that are due to the Lenders under this Agreement or any other Loan Document on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

                    (iii) Third, to the payment of all of the fees that are due and payable to the Lenders under Paragraph 2(p) on such date, ratably based upon the respective Unused Amount of such Lenders on such date;

                    (iv) Fourth, to the payment of all of the accrued and unpaid interest on the Obligations under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of interest owed to the Administrative Agent and the Lenders on such date;

                    (v) Fifth, unless the payment is from the proceeds of Borrowing Base Property to be applied in accordance with the proviso to clause
(vi) below, to the payment of the principal amount of all of the outstanding Swing Line Loans;

                    (vi) Sixth, to the payment of the principal amount of all of the outstanding Term Loans that are due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lenders on such date; provided, however, that if the payment is from the proceeds of Borrowing Base Property (whether by reason of sale, foreclosure or other Disposition) financed, directly or indirectly, with Term Loans, such payment shall be applied to the principal amount of the related Tranche of Loans that are due and payable to the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lenders on such date;

                    (vii) Seventh, to the payment of all other Secured Obligations under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date.

If the Administrative Agent receives funds for application to any Secured Obligations under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds first to repay principal and interest on Swing Line Loans and then to each of the Lenders in accordance with such Lender's Percentage Share of such sum. After final payment in full of the Secured Obligations and termination of the Commitments, any additional amount received shall be paid or applied as lawfully required.

          2(k) Telephonic/Facsimile Communications. Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be an authorized Person, and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reasonable reliance upon such telephonic or facsimile notice, other than actions or inactions constituting gross negligence or willful misconduct on the part of the Administrative Agent and the Lenders. The obligation of the Borrower to repay the Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

          2(l) Default Interest. Notwithstanding anything to the contrary contained herein, on any date that there shall have occurred and be continuing an Event of Default, at the option of the Lenders (with notice of the exercise of such option being given to the Borrower promptly in accordance with the usual and customary procedures of the Administrative Agent) (1) interest payable on outstanding Loans shall accrue at a rate equal to two percent (2%) in excess of the interest rate then in effect on such Loans and (2) any and all other Obligations then outstanding shall bear interest at a per annum rate equal to two percent (2%) in excess of the rate then in effect on Base Rate Loans (the "Default Rate").

          2(m) Computations. All computations of interest and fees payable hereunder shall be based upon a year of three hundred and sixty (360) days for the actual number of days elapsed, and any payment due on a day that is not a Business Day shall be due and payable on the next succeeding Business Day and accrue interest and fees until paid.

          2(n) Reduction and Termination of Aggregate Commitments.

               (1) The Aggregate Commitments shall be permanently reduced by the amount of each Borrowing of Term Loans on the date of such Borrowing, and each Lender's Commitment shall concurrently and proportionately be reduced. The Aggregate Commitments (and each Lender's Commitment) shall finally and fully terminate on the last day of the Availability Period.

               (2) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments or from time to time permanently reduce the Aggregate Commitments; provided that such notice shall be received by the Administrative Agent not later than 9:00 a.m. (Pacific Time) ten (10) Business Days prior to the date of termination or reduction and any such partial reduction shall be in an aggregate amount of $1,000,000 or whole increments of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice, and any such reduction shall be applied to the Percentage Shares of the Lenders on a pro rata basis, and concurrently with any such reduction in the Aggregate Commitments, the Commitment of each Lender shall be reduced accordingly.

               (3) Concurrently with any reduction in the Aggregate Commitments pursuant to this Paragraph 2(n), the Swing Line Sublimit shall automatically be reduced to the extent that the Swing Line Sublimit otherwise would be greater than the Aggregate Commitments, and as a condition precedent to any such reduction in the Aggregate Commitments and the Swing Line Sublimit, outstanding Swing Line Loans shall be repaid in accordance with Paragraph 1(d)(2) so that outstanding Swing Line Loans do not exceed the Aggregate Commitments. The Swing Line Sublimit shall automatically be reduced to $0.00, on the last day of the Availability Period.

          2(o) Additional Commitments.

               (1) Provided there exists no Event of Default or Potential Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request in a writing delivered at any time during the Initial Period additional Commitments from the Lenders of not less than $10,000,000. The Effective Aggregate Commitments under this Agreement shall not exceed $250,000,000, and no more than one such request may be made. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

               (2) Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Percentage Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

               (3) The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Swing Line Lender (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

               (4) If the Aggregate Commitments are increased in accordance with this Paragraph 2(o), the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

               (5) As conditions precedent to or concurrent with such increase, the Borrower shall:

                    (i) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances, Mortgage Policies, endorsements to Mortgage Policies and other instruments as the Administrative Agent, the Swing Line Lender or any Lender through the Administrative Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter required to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens required to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and conform more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party; and

                    (ii) deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by an Authorized Officer of each such Person (i) certifying and attaching the resolutions adopted by such Person approving or consenting to such increase and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Paragraph 6 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Paragraph 2(o), the representations and warranties contained in Paragraph 6 shall be deemed to refer to the most recent statements furnished pursuant to Paragraph 7(a), and (B) no Event of Default or Potential Default exists; and

                    (iii) make arrangements to insure the prepayments of any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Paragraph 2(g)) to the extent necessary to keep the outstanding Loans ratable with any revised Percentage Shares arising from any nonratable increase in the Commitments under this Paragraph 2(o).

               (6) Conflicting Provisions. This Paragraph 2(o) shall supersede any provisions in Paragraphs 2(j) or 11(h).

          2(p) Unused Commitment and Certain Other Fees.

               (1) The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Percentage Share of the Aggregate Commitments a non-refundable unused commitment fee equal to the Applicable Rate times the average actual daily Unused Amount. The unused commitment fee shall accrue at all times from and including the Closing Date until the end of the Availability Period, including at any time during which one or more of the conditions in Paragraph 5(b) is not met, and shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October, commencing the first such date to occur after the Closing Date and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any such quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

               (2) The Borrower shall pay to the Administrative Agent and the Swing Line Lender such fees as shall be set forth in a fee letter from time to time by the Borrower, the Administrative Agent and the Swing Line Lender, respectively, with reference to this Agreement.

     3.   Illegality; Increased Costs; Taxes.

          3(a) Illegality. Notwithstanding any other provisions herein, to the extent that any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement: (i) the commitment of such Lender hereunder to make or to continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and (ii) such Lender's Percentage Share of Loans then outstanding as Eurodollar Rate Loans shall automatically be converted to Base Rate Loans at the end of their respective Interest Periods or within such earlier period as may be required by law. In the event of payment or conversion of any such Loan prior to the end of its applicable Interest Period, the Borrower hereby agrees promptly to pay any Lender affected thereby, upon demand, the amounts required pursuant to Paragraph 2(g) above. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.

          3(b) Increased Costs Generally. If any Change in Law shall:

               (1) Impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Swing Line Lender (except any reserve requirement reflected in the Adjusted Eurodollar Rate);

               (2) Subject any Lender or the Swing Line Lender, to any Tax of any kind whatsoever with respect to this Agreement, any participation in a Swing Line Loan or a Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Swing Line Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Paragraph 4(e) below) and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Swing Line Lender; or

               (3) Impose on any Lender, the Swing Line Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or Swing Line Lender or any participation therein; and

               (4) The result of any of the foregoing shall be to increase the cost to such Lender or Swing Line Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make or participating in any such Loan), or to increase the cost to such Lender or Swing Line Lender, or to reduce the amount of any sum received or receivable by such Lender or Swing Line Lender hereunder (whether of principal, interest or any other amount);

then, upon request of such Lender or Swing Line Lender, the Borrower will pay to such Lender or Swing Line Lender such additional amount or amounts as will compensate such Lender or Swing Line Lender, as the case may be, for such additional costs incurred or reduction suffered.

          3(c) Capital Requirements. If any Lender or the Swing Line Lender determines that any Change in Law affecting such Lender or Swing Line Lender or any lending office of such Lender or the Swing Line Lender or the Lender's or Swing Line Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's, the Swing Line Lender's or on its holding company's capital as a consequence of this Agreement, the Commitment of such Lender or Swing Line Lender or the Loans made by such Lender or the Swing Line Lender to a level below that which such Lender, the Swing Line Lender or such Lender's or the Swing Line Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Swing Line Lender's policies and the policies of such Lender's or the Swing Line Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Swing Line Lender, as the case may be, such additional amount or amounts as will compensate such Lender, the Swing Line Lender or its holding company for any such reduction suffered.

          3(d) Certificates for Reimbursement. A certificate of a Lender or the Swing Line Lender prepared in good faith and setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, the Swing Line Lender or its holding company, as the case may be, as specified in Paragraphs 3(b) or 3(c) above and delivered to the Borrower shall be conclusive absent manifest error; provided, however, that prior to demanding compensation or other payment under such paragraphs, each Lender and the Swing Line Lender shall designate a different lending office from which to make Loans and to participate in rights under this Agreement if such designation will avoid, or reduce, the amount of compensation payable under such paragraphs and will not, in the good faith judgment of such Lender or the Swing Line Lender, otherwise be materially disadvantageous to it. The Borrower shall pay such Lender or the Swing Line Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender or the Swing Line Lender to demand compensation pursuant to Paragraphs 3(b) or 3(c) shall not constitute a waiver of such Lender or the Swing Line Lender to demand such compensation.

          3(e) Taxes.

               (1) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Paragraph 3(e)) the Administrative Agent, the Lender or the Swing Line Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (2) Without limiting the provisions of subparagraph (1) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (3) The Borrower shall indemnify the Administrative Agent, each Lender and the Swing Line Lender within 10 days after written for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Paragraph 3(e)) paid by the Administrative Agent, such Lender or the Swing Line Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate prepared in good faith and setting forth in reasonable detail the amount of such payment or liability delivered to the Borrower by a Lender or the Swing Line Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender or the Swing Line Lender shall be conclusive absent manifest error; provided, however, that prior to demanding compensation or other payment under this Paragraph 3(e), each Lender or the Swing Line Lender shall designate a different lending office from which to make Loans and to participate in rights under this Agreement if such designation will avoid, or reduce, the amount of compensation payable under this Paragraph 3(e) and will not, in the good faith judgment of such Lender or the Swing Line Lender, otherwise be materially disadvantageous to such Lender or the Swing Line Lender.

               (4) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

               (5) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

               (6) Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (x) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (y) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (z) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax (including any backup withholding tax) duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

               (7) If the Administrative Agent, a Lender or the Swing Line Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Paragraph 3(e), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Paragraph 3(e) with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Swing Line Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Swing Line Lender agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Swing Line Lender in the event the Administrative Agent, such Lender or the Swing Line Lender is required to repay such refund to such Governmental Authority. This Paragraph 3(e) shall not be construed to require the Administrative Agent, any Lender or the Swing Line Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

          3(f) Replacement of Lenders. If any Lender requests compensation under Paragraph 3(d), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Paragraph 3(e), or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions and consents contained in Paragraph 2(g)), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) pursuant to a duly executed Assignment and Assumption, provided that: (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in Swing Line Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Document, including any amounts from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (ii) in the case of any such assignment resulting from a claim for compensation under Paragraph 3(d) or payments required to be made pursuant to Paragraph 3(e), such assignment will result in a reduction in such compensation or payments thereafter; and (iii) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     4.   Guaranty.

          4(a) Guaranty. Each Guarantor, jointly and severally, hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, subject to the limitations set forth in this Agreement, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future Secured Obligations of the Borrower of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Borrower to any Secured Party (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys' fees and expenses incurred by any Secured Party in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Borrower under any Debtor Relief Law, and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the "Guaranteed Obligations"). The Secured Parties' books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States
Code) or any comparable provisions of any similar federal or state law.

          4(b) No Setoff or Deductions; Taxes; Payments. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes (other than required deductions for Excluded Taxes), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to Taxes based on or measured by the income or profits of a Secured Party) is imposed upon a Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to such Lender, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable such Lender to receive the same net amount which such Lender would have received on such due date had no such obligation been imposed upon such Guarantor. Each Guarantor will deliver promptly to the Administrative Agent for the account of any such Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of each Guarantor under this Paragraph 4(b) shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

          4(c) Rights of Secured Parties. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (1) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (2) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (3) apply such security and direct the order or manner of sale thereof as the Administrative Agent and Secured Parties in their sole discretion may determine; and (4) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

          4(d) Certain Waivers. Each Guarantor waives (1) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lender) of the liability of the Borrower; (2) any defense based on any claim that such Guarantor's obligations exceed or are more burdensome than those of the Borrower; (3) the benefit of any statute of limitations affecting the Guarantor's liability hereunder; (4) any right to require the Administrative Agent or any Secured Party to proceed against the Borrower, proceed against or exhaust any security for any of the Secured Obligations, or pursue any other remedy in Secured Parties' or Administrative Agent's power whatsoever; (5) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any Lender; and (6) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code.

          4(e) Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

          4(f) Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been paid and performed in full and all Commitments are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

          4(g) Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in immediately available funds and all Commitments are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or the Administrative Agent or any Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent or any Secured Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Paragraph 4(g) shall survive termination of this Guaranty.

          4(h) Subordination. Each Guarantor hereby subordinates the payment of all obligations and Indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Administrative Agent or any Secured Party or resulting from such Guarantor's performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests, any such obligation or Indebtedness of the Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Administrative Agent and the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty.

          4(i) Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Administrative Agent.

          4(j) Expenses. Each Guarantor shall pay on demand all out-of-pocket expenses (including attorneys' fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Administrative Agent's and Secured Parties' rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any "workout" or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of any Secured Party in any proceeding any Debtor Relief Laws. The obligations of the Guarantors under this Paragraph 4(j) shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

          4(k) Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that no Secured Party has any duty, and no Guarantor is relying on any Secured Party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the

Borrower or any other guarantor. Each Guarantor waives any duty on the part of any Secured Party to disclose such information and any defense relating to the failure to provide the same.

          4(l) Indemnification and Survival. Without limitation on any other obligations of the Guarantors or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including attorneys' fees and expenses and the allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by such Secured Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms; provided, however, that such indemnity shall not be available to any Secured Party to the extent that such damages, losses, liabilities and expenses result from (i) gross negligence or willful misconduct of such Secured Party. The obligations of the Guarantors under this Paragraph 4(l) shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

          4(m) Foreclosure.

               (1) Each Guarantor understands and acknowledges that if any Secured Party forecloses judicially or nonjudicially against any real property security for the Guaranteed Obligations, that foreclosure could impair or destroy any ability that the Guarantor may have to seek reimbursement, contribution, or indemnification from the Borrower or others based on any right such Guarantor may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by such Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this Paragraph 4(m), such potential impairment or destruction of such Guarantor's rights, if any, may entitle such Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably, and unconditionally: (i) waives and relinquishes that defense and agrees that such Guarantor will be fully liable under this Guaranty even though any Secured Party may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Guaranteed Obligations; (ii) agrees that such Guarantor will not assert that defense in any action or proceeding which any Secured Party may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by such Guarantor in this Guaranty include any right or defense that such Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Guaranteed Obligations and that this waiver is a material part of the consideration which the Lender is receiving for creating the Guaranteed Obligations.

               (2) Each Guarantor waives all rights and defenses that such Guarantor may have because of any of the Guaranteed Obligations is secured by real property. This means, among other things: (i) a Secured Party may collect from each Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; and (ii) if a Secured Party forecloses on any real property collateral pledged by the Borrower: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) a Secured Party may collect from such Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because any of the Guaranteed Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

               (3) Each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

          4(n) Guaranty Supplements. Upon the execution and delivery by any Person of a Joinder in substantially the form of Exhibit E (a "Joinder") to this Agreement, such Person shall become and be a Guarantor and each reference in this Guaranty, this Agreement and the other Loan Documents to a "Guarantor" shall also mean and be a reference to such Person, and each reference to this Guaranty shall mean and be a reference to this Guaranty as so supplemented.

     5.   Conditions Precedent.

          5(a) Effectiveness of Agreement. The obligation of the Lenders to make the initial Loans under this Agreement is subject to satisfaction of the following conditions precedent:

               (1) Loan Documents. The Borrower shall have delivered or shall have had delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and each Lender, each of the following (with sufficient copies for each of the Lenders), all of which (unless otherwise provided) shall be dated as of the Closing Date or such other date as shall be acceptable to the Administrative Agent:

                    (i) A Note executed by the Borrower in favor of each Lender requesting a Note;

                    (ii) Real Property Collateral Documents covering the initial Borrowing Base Property;

                    (iii) Personal Property Collateral Documents from each Loan Party; and

                    (iv) Certificates of insurance or copies of insurance policies conforming to the requirements of the Loan Documents, including, without limitation, Paragraph 7(h) of this Agreement.

               (2) Organization Documents. The Borrower shall have delivered or shall have had delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and each Lender, a certificate of an Authorized Officer of each Loan Party dated not more than 30 days prior to the Closing Date certifying (a) the names and true signatures of the officers of such party authorized to sign the Loan Documents to which it is a party; (b) the authenticity and completeness of the Organization Documents and resolutions of such party attached thereto, and (c) the authenticity of the good standing certificate(s) of such party attached thereto.

               (3) Certificates and Financial Condition. The Borrower shall have delivered or shall have had delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and each Lender, each of the following, all of which (unless otherwise provided) shall be dated as of the Closing Date or such other date as shall be acceptable to the Administrative Agent:

                    (i) a duly executed and completed Compliance Certificate, duly signed by an Authorized Officer of the Corporation and the Borrower, dated as of the Closing Date prepared based on, and to which are attached, financial statements of the Corporation and its Subsidiaries as of June 30, 2005;

                    (ii) A Borrowing Base Certificate, duly signed by an Authorized Officer of the Borrower, prepared on a Pro Forma Basis after giving effect to the Initial Transactions;

                    (iii) a certificate of an Authorized Officer of the Corporation setting forth the dates on which the Corporation reasonably anticipates declaring and distributing Restricted Payments permitted under this Agreement;

                    (iv) a certificate of an Authorized Officer of the Borrower certifying to the Administrative Agent and the Lenders that as of the Closing Date (A) no event resulting in a Material Adverse Effect has occurred, (B) no event has occurred that would be a Potential Default or Event of Default under this Agreement; (C) all of the representations and warranties of the Loan Parties contained in this Agreement and in the other Loan Documents are true and correct in all material respects.

                    (v) Such credit applications, financial statements, authorizations and such information concerning the Borrower and its business, operations and condition (financial and otherwise) as the Administrative Agent or any Lender may reasonably request, including, without limitation, a Membership Application to American AgCredit, ACA in its standard form (the terms of which the parties hereto agree are superseded by the Loan Documents to the extent inconsistent therewith and the execution, delivery and performance of which the Lenders agree shall not constitute an Event of Default or Potential Default hereunder) ; and

               (4) Opinions. The Administrative Agent shall have received an opinion of counsel to the Loan Parties addressing the matters described in Paragraphs 6(a)(1) through 6(a)(4), 6(b), 6(c), 6(d), 6(e), 6(p), and 6(s) below and such other matters as the Administrative Agent shall reasonably request.

               (5) Payments on Closing Date. The Borrower shall have paid:

                    (i) To the Administrative Agent for its account and/or for the account of any Lenders fees set forth in any fee letter from the Administrative Agent to the Borrower or the Corporation or with reference to this Agreement; and

                    (ii) All reasonable fees, charges and disbursements of counsel of the Administrative Agent to the extent invoiced on or prior to the Closing Date plus such additional amounts of fees, charges and disbursements as shall constitute a reasonable estimate thereof incurred or to be incurred by it through closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

               (6) Other.

                    (i) All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable Requirements of Law; and

                    (ii) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

          5(b) Ongoing Credit Events. As conditions precedent to each Lender obligation to advance its Percentage Share of any Loan (other than a Term Loan made to repay a Swing Line Loan pursuant to Paragraph 1(f)(1) above):

               (1) The Borrower shall have delivered to the Administrative
Agent:

                    (i) a Loan Request for such Loan;

                    (ii) except as may otherwise be agreed by the Administrative Agent in respect of Loans financing Capital Expenditures pursuant to Paragraph 2(d)(2) above, a Borrowing Base Certificate, duly signed by an Authorized Officer of the Borrower, certifying to the Lenders that on a Pro Forma Basis after giving effect to such Loan, (A) the Borrowing Base Amount for all Borrowing Base Properties will be not less than the Aggregate Outstandings; (B) the Borrowing Base Amount of the Borrowing Base Property being acquired, financed or improved with the proceeds of such Loan will be not less than the aggregate amount of the Loans used for such purpose; and (C) if such Loan is a Reappraisal Loan, the applicable Reappraisal Loan will not exceed the Borrowing Base Amount for the applicable Reappraisal Allocated Amount;

                    (iii) except as may otherwise be agreed by the Administrative Agent in respect of Loans financing Capital Expenditures pursuant to Paragraph 2(d)(2) above, a Compliance Certificate, duly signed by an Authorized Officer of the Corporation and the Borrower, to which is attached a calculation, in detail acceptable to the Administrative Agent, prepared on a Pro Forma Basis, evidencing that after giving effect to the proposed Loan and any related transactions, the Borrower will remain in compliance with this Agreement;

                    (iv) Such Real Property Collateral Documents, Construction Documents, Collateral Documents and other Loan Documents as shall be required under this Agreement;

               (2) The representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents shall be accurate and complete in all material respects as if made on and as of the date of such Loan;

               (3) There shall not have occurred an Event of Default or Potential Default or any other event that could reasonably be expected to have a Material Adverse Effect; and

               (4) The Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably request.

By delivering a Loan Request to the Administrative Agent hereunder, the Borrower shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(2) and (b)(4) above.

     6. Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

          6(a) Existence, Qualification and Power; Compliance with Laws. The Corporation and each of its Subsidiaries (1) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (2) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (3) is duly qualified and is licensed and in good standing under the Requirements of Law of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license and (4) is in compliance with all Requirements of Law; except in each case referred to in clause (2)(i), (3) or (4), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The Corporation (1) meets all requirements for qualification and taxation as a REIT and (2) conducts its affairs and the affairs of its Subsidiaries in a manner to qualify, and, upon filing income tax returns, will elect to be treated as a REIT under the Code. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable, and all such interests owned, directly or indirectly, by the Corporation are owned free and clear of all Liens.

          6(b) Organization. Set forth on Schedule 6(b) to this Agreement is a complete and accurate list of all Subsidiaries of the Corporation, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its formation, the number of Equity Interests and the percentage of each such class of its Equity Interests owned (directly or indirectly) by the Corporation and it Subsidiaries and the number of Equity Interests covered by outstanding options, warrants, rights of conversion or purchase and similar rights as of the date hereof. All of the outstanding Equity Interests in each such Subsidiary have been validly issued, are fully paid and non-assessable and are owned free and clear of all Liens, except for Permitted Liens.

          6(c) Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (1) contravene the terms of any of such Person's Organization Documents; (2) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (3) violate any Requirement of Law. The Corporation and each of its Subsidiaries is in compliance with all Contractual Obligations referred to in clause (2)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6(d) Governmental Authorization; Other Consents. Except such as have been obtained and are in full force and effect, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (1) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (2) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (3) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (4) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents. All applicable waiting periods in connection with the transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse terms upon such transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise Dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          6(e) Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

          6(f) Financial Statements; No Material Adverse Effect.

               (1) The financial statements of the Corporation and its Subsidiaries dated as of June 30, 2005 prepared by or on behalf of the Loan Parties, copies of which have been delivered to the Administrative Agent pursuant to Paragraph 5(a)(3)(i) above, have been prepared in accordance with GAAP, fairly present the financial condition of the Corporation and its Subsidiaries as of such date and show all material Indebtedness and other liabilities, direct or contingent, of the Corporation and its Subsidiaries as of the date thereof, including liabilities for Taxes and material commitments.

               (2) The unaudited consolidated balance sheet of the Corporation and its Subsidiaries dated June 30, 2005 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Corporation and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in each case, to the absence of footnotes and to normal year-end audit adjustments.

          6(g) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Corporation or any of its Subsidiaries or against any of their properties or revenues that (1) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or
(2) except as specifically disclosed in Schedule 6(g), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

          6(h) No Default. No Event of Default or Potential Default has occurred and is continuing.

          6(i) Borrowing Base Amount. The Borrowing Base Amount for all Borrowing Base Properties is not less than the Aggregate Outstandings.

          6(j) Ownership of Property and Liens Generally. Each of the Corporation and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Corporation and its Subsidiaries is subject to no Liens, other than Permitted Liens. The provisions of this Agreement and Collateral Documents create legal, valid, perfected enforceable and continuing security interests in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties having priority over all other Liens on the Collateral except for Permitted Liens.

          6(k) Environmental Compliance.

               (1) The Corporation and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and Environmental Claims on their respective businesses, operations and properties, and as a result thereof none of the Loan Parties has reasonably concluded that such Environmental Laws and Environmental Claims could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (2) Except as disclosed in any Environmental Assessment delivered to the Administrative Agent pursuant to this Agreement, no Environmental Claim has been made or, to the knowledge of the Corporation and its Subsidiaries, threatened against the Corporation or any of its Subsidiaries or any of their respective interests in Real Property, and no facts exist which could give rise to any such Environmental Claim.

          6(l) Insurance. The properties of the Corporation and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. Such insurance conforms to the requirements of the Loan Documents, including, without limitation, Paragraph 7(h) below.

          6(m) Taxes. The Corporation and its Subsidiaries have filed all material tax returns and tax reports required to be filed, and have paid all material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets or that are otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Corporation and its Subsidiaries, there is no proposed tax assessment against the Corporation or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. Neither the Corporation nor any of its Subsidiaries thereof is party to any tax sharing agreement.

          6(n) ERISA Compliance.

               (1) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Requirements of Law. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter will be timely submitted or is currently being processed by the IRS and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

               (2) There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

               (3) (i) No Termination Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, in each case that could reasonably be expected to have a Material Adverse Effect.

          6(o) Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

               (1) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.

               (2) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary of the Borrower is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          6(p) Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby (including, without limitation, with respect to the Information Memorandum) and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          6(q) Solvency. The Corporation and its Subsidiaries are, on a consolidated basis, Solvent.

          6(r) Compliance with Laws. Each of the Corporation and each of its Subsidiaries is in compliance in all material respects with the requirements of all Requirements of Law and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (1) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (2) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          6(s) Intellectual Property; Licenses, Etc. The Corporation and its Subsidiaries own, or possess the right to use, all IP Rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary of any Loan Party infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of any Loan Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          6(t) OFAC Matters. To the best knowledge of the Corporation, none of the Corporation, any Subsidiary of the Corporation, or any Affiliate of the
Corporation: (1) is a Person named on the list of Specially Designated Nationals or Blocked Persons (as such terms are used by OFAC) maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC") available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time; (2) is (i) an agency of the government of a country, (ii) an organization controlled by a country, or (iii) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://treas.gov./officeseotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (3) derives more than 15% of its assets or operating income from investments in or transactions with any such country, agency, organization or person; none of the proceeds from the loans will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or Person.

     7.   Affirmative Covenants.

          So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall (except in the case of the covenants set forth in Paragraphs 7(a), 7(b) and 7(c)) cause each Subsidiary to:

          7(a) Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent:

               (1) as soon as available, but in any event within 120 days after the end of each fiscal year of the Corporation, balance sheet of the Corporation and its Subsidiaries as at the end of such fiscal year, and the related consolidated and, if any Subsidiary is an SPE, consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and such consolidating statements to be certified by an Authorized Officer of the Corporation to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Corporation and its Subsidiaries; and

               (2) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Corporation, a consolidated and, if any Subsidiary is an SPE, consolidating balance sheet of the Corporation and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Corporation fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by an Authorized Officer of the Corporation as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Corporation and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by an Authorized Officer of the Corporation to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Corporation and its Subsidiaries.

On and after the Registration Effective Date, the number of days after fiscal and quarter ends when financial statements are to be delivered to the Administrative Agent and the Lenders pursuant to this Paragraph 7(a) automatically shall be adjusted to 15 days after the date deliverable pursuant to the SEC requirements for filing forms 10K and 10Q, respectively.

          7(b) Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

               (1) concurrently with the delivery of the financial statements referred to in Paragraphs 7(a)(1) and 7(a)(2) above, a duly completed Compliance Certificate, duly signed by an Authorized Officer of the Corporation and the Borrower, and a Borrowing Base Certificate, duly signed by an Authorized Officer of the Borrower;

               (2) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Corporation by independent accountants in connection with the accounts or books of the Corporation or any Subsidiary of the Corporation, or any audit of any of them;

               (3) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Corporation, and copies of all annual, regular, periodic and special reports and registration statements which the Corporation may file or be required to file with the SEC under the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lenders pursuant hereto;

               (4) promptly, and in any event within five Business Days after receipt thereof by the Corporation or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Corporation or any of its Subsidiaries;

               (5) promptly and, in any event, within 5 days after the end of each calendar year beginning with calendar year 2006, an amortization report substantially in the form of Exhibit J to this Agreement together with projections for the Corporation and its Subsidiaries that are in form and detail acceptable to the Administrative Agent;

               (6) promptly after the end of each year, certificates of insurance or copies of policies maintained by Tenants under Borrowing Base Leases evidencing the amount and nature thereof and compliance with such Borrowing Base Leases;

               (7) no later than December 31, 2005, a certificate of an Authorized Officer of the Borrower to which is attached a true, correct and complete copy of its Underwriting Policies.

               (8) promptly, such additional information regarding the business, financial or corporate affairs of the Corporation or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to this Paragraphs 7(b) (to the extent any such documents are included in materials otherwise filed with the
SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Corporation posts such documents, or provides a link thereto on the Borrower website on the Internet at the website address listed on Schedule 1; or (ii) on which such documents are posted on the Corporation's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Corporation shall deliver paper copies of such documents to the Administrative Agent if the Administrative Agent or any Lender requests the Corporation to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Corporation shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Corporation and the Borrower shall be required to provide paper copies of the Compliance Certificates required by Paragraph 7(b)(1) above to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

          7(c) Notices. Promptly notify the Administrative Agent and each
Lender:

               (1) of the occurrence of any Event of Default or Potential
Default;

               (2) of the occurrence of any Event of Loss of which the Borrower has agreed to give notice to the Administrative Agent pursuant to Paragraph 1(e)(5) above;

               (3) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, which may include (i) breach or non-performance of, or any default under, a Contractual Obligation of the Corporation or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between the Corporation or any of its Subsidiaries and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Corporation or any of its Subsidiaries, including pursuant to any applicable Environmental Laws;

               (4) of the occurrence of any Termination Event;

               (5) of any material change in accounting policies or financial reporting practices by the Corporation or any of its Subsidiaries;

               (6) of the institution, or receipt of knowledge of the threat of the institution, of any litigation or proceeding before any Governmental Authority against the Corporation or any of its Subsidiaries where the amount in controversy is greater than the Applicable Threshold Amount; and

               (7) upon receipt by the Corporation or any of its Subsidiaries, any written notice pursuant to the applicable provisions of the United States Perishable Agricultural Commodities Act, Food Security Act or Uniform Commercial Code of any jurisdiction or other applicable Requirements of Law from (i) any Tenant or seller of farm products, (ii) any lender to any Tenant or any seller of farm products or any other Person with a security interest in the assets of any Tenant or seller of farm products or (iii) any Governmental Authority advising or notifying the Corporation or any of its Subsidiaries of the intention of such Person to assert a trust as to any assets of the Corporation or any of its Subsidiaries established in favor of such Person under any Requirements of Law or a security interest in any assets of the Corporation or any of its Subsidiaries;

Each notice pursuant to this Paragraph 7(c) shall be accompanied by a statement of an Authorized Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to subparagraph (a) above shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

          7(d) Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (1) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (2) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (3) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided, however, that, unless and until any Lien resulting therefrom attaches to any material property and becomes enforceable against its creditors, neither any Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such material Tax, claim or Indebtedness that is being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained.

          7(e) Registration; REIT Status; Preservation of Existence.

               (1) In the case of the Corporation, file a resale shelf registration statement with respect to the stock sold in the Private Offering not later than December 31, 2005.

               (2) In the case of the Corporation, at all times, conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify as a REIT; and

               (3) Preserve and maintain and cause each of its Subsidiaries to preserve and maintain its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Loan Parties and their Subsidiaries may consummate any merger, consolidation or other transaction permitted under Paragraph 8(d) or any Disposition not prohibited under Paragraph 8(e); and provided further, that no Subsidiary of the Corporation that is not a Guarantor shall be required to maintain its existence or be prevented from winding up or dissolving if, in either case (A) the non-preservation, winding up or dissolution of such Person is (i) as a result of a transaction not prohibited under Paragraph 8(d) or (ii) upon or following any Disposition not prohibited under Paragraph 8(e) in which substantially all of the assets of such Person were Disposed of and (B) the failure to preserve such Person's existence is not otherwise disadvantageous in any material respect to the Corporation and its Subsidiaries taken as a whole.

          7(f) Compliance with Laws and Material Contracts.

               (1) Comply in all material respects with all Requirements of Law, including Environmental Laws, the United States Perishable Agricultural Commodities Act and the United States Food Security Act and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and appropriate reserves are being maintained with respect to such circumstance and except where the failure to comply with such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

               (2) Comply and take all commercially reasonable steps to ensure that all Tenants and other Persons operating or occupying its properties comply in all material respects with all applicable Environmental Laws; obtain and renew and cause each of its Subsidiaries to obtain and renew any permits or licenses necessary under Environmental Laws for its operations and properties; and conduct and cause each of its Subsidiaries to conduct any investigation, study, sampling and testing and undertake any cleanup, removal, remedial or other action necessary to removal and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, in each case where the failure to do so could reasonably be expected to have a Material Adverse Effect, except, in each case where such Environmental Law is being contested in good faith by appropriate proceedings diligently conducted and appropriate reserves are being maintained with respect to such circumstance.

               (3) Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may from time to time be requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports for action as the Corporation or any of its Subsidiaries is entitled to make under such Material Contract.

          7(g) Maintenance of Borrowing Base Properties and other Properties.

               (1) Cause the Borrowing Base Core Property at all times to be operated as a Vineyard or, to the extent permitted by this Agreement, to be Development Property that is in active development into a Vineyard, a Winery Related Asset or a Permitted Investment described in clause (b) of the definition of "Permitted Investment";

               (2) Cause the Vineyard Related Assets associated with each Borrowing Base Core Property at all times to be held for use in the development, maintenance and operation of such Borrowing Base Core Property;

               (3) Cause all Winery Related Assets at all times to be held for use in the processing, marketing and distribution of wine or in other wine-related non-agricultural commercial activities

               (4) Unless otherwise agreed by the Required Lenders in writing, cause all of the Borrowing Base Property at all times to be 100% owned in fee simple;

               (5) Upon any material change in the description contained on
Schedule 3 to this Agreement, of Borrowing Base Core Property, deliver to the Administrative Agent an updated Schedule 3 to this Agreement reflecting such change;

               (6) From time to time, deliver to the Administrative Agent such Real Property Collateral Documents and other Collateral Documents covering the Borrowing Base Properties as the Administrative Agent shall reasonably request to maintain the same in full force and effect and to realize for the benefit of the Secured Parties the practical benefit intended to be conveyed thereby;

               (7) Unless otherwise agreed by the Required Lenders in writing, maintain all Borrowing Base Properties free of Liens (other than Permitted Liens described in clauses (a), (d), (e), (h), (i), (k), (l), (n), (o), (p), (q), and (s) in the
definition thereof) or any Negative Pledge;

               (8) Except as disclosed in Environmental Assessments delivered to the Administrative Agent prior to inclusion as Borrowing Base Properties, cause the Borrowing Base Properties at all times to be free of any Hazardous Materials on or integrated into it in amounts or under circumstances which would require remedial action or notice under or otherwise violate any Environmental Laws, not the subject of any actual or, to the knowledge of the Loan Parties, threatened Environmental Claim, in compliance with all Environmental Laws and not adjacent to or in the vicinity of any real property that could cause such Borrowing Base Properties, or any part thereof, to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect;

               (9) Cause all Borrowing Base Properties at all times to be covered by such contracts, agreements, licenses, permits, variances, commitments, undertakings and arrangement reasonably necessary for the continued operation thereof in the manner in which the same was being operated as of the date of acquisition and, in the case of Development Properties, reasonably necessary for the operation thereof upon development thereof;

               (10) Maintain, or at all times exercise such efforts as the Administrative Agent deems reasonably and appropriate to maintain, sufficient water rights, whether riparian, appropriative, prescriptive or otherwise, and whether resulting from rights in groundwater, contractual rights, rights arising pursuant to governmental or quasi-governmental permits or licenses or otherwise appurtenant thereto as reasonably required to support all current, planned and reasonably foreseeable uses of the Borrowing Base Properties;

               (11) Except in connection with replacement of a Borrowing Base Lease with a substitute Borrowing Base Lease after prior written notice thereof to the Administrative Agent, perform, in all material respects, all obligations to be performed by it under Borrowing Base Leases, and, except upon default by a Tenant, maintain the Borrowing Base Leases in full force and effect and not allow any Borrowing Base Lease to lapse or be terminated;

               (12) Notify the Administrative Agent of any material default by any party with respect to any Borrowing Base Lease and cooperate with the Administrative Agent in all respects to cure any defaults by any Loan Party or any of their Subsidiaries under any Borrowing Base Lease;

               (13) Not agree to modify any Borrowing Base Lease in any material manner without the prior written consent of the Administrative Agent;

               (14) Maintain, preserve and protect all of the Borrowing Base Properties and other material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and use the standard of care typical in the industry in the operation and maintenance of its facilities.

          7(h) Maintenance of Insurance.

               (1) Maintain and cause each of its Subsidiaries to maintain umbrella insurance in an aggregate amount not less than $10,000,000 and other insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Person operates.

               (2) Cause insurance required by Borrowing Base Leases and other leases of Real Property to be maintained in accordance with its terms of such leases, to name the Borrower or other applicable Loan Party as loss payee or co-insured, as applicable, and, to the extent consistent therewith, to name the Administrative Agent as mortgagee, loss payee or co-insured.

          7(i) Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Corporation and its Subsidiaries and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Corporation or any of its Subsidiaries.

          7(j) Appraisal and Inspection Rights.

               (1) Provide access to the Borrowing Base Properties and otherwise cooperate with an appraiser selected by the Administrative Agent to make Appraisals of Borrowing Base Properties, at the expense of the Borrower, (i) no later than the dates that are thirty-six (36), seventy-two (72) and one hundred and eight (108) months after the Closing Date, (ii) from time to time at the request of the Borrower and (iii) so long as an Event of Default shall have occurred and be continuing, such other dates as the Administrative Agent shall determine.

               (2) Except as provided in any Construction Document, no more frequently than twice in any calendar year, permit other representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing as often as they shall determine and, in each case, at the expense of the Borrower at any time during normal business hours and without advance notice.

          7(k) Use of Proceeds. Use the proceeds of Loans to acquire, finance and improve Borrowing Base Properties.

          7(l) Interest Rate Hedging. At all times, maintain in full force and effect Permitted Hedges on terms reasonably acceptable to the Administrative Agent in a notional amount not less than 75% of outstanding Loans and 70% of all floating rate Debt of the Corporation and its consolidated Subsidiaries.

          7(m) Additional Guarantors and Collateral. At the sole expense of the Borrower, upon (i) the formation or Acquisition of any new direct or indirect Subsidiary of any

Loan Party (other than the Excluded Business Trusts and any Subsidiary with Non-Recourse Debt containing Contractual Obligations prohibiting it from guaranteeing the Obligations; provided, that all of the Equity Interests in such Subsidiary owned by the Corporation and its Subsidiaries are pledged as Collateral for the Secured Obligations unless such Subsidiary is an SPE whose Organization Documents prohibit the pledge of such Equity Interests) or (ii) the Acquisition of any Real Property intended to comprise Borrowing Base Property, execute and deliver or cause to be duly executed and delivered to the Administrative Agent:

               (1) within 20 days of formation or Acquisition of any such Subsidiary, a Joinder or other agreement satisfactory to the Administrative Agent guaranteeing the Secured Obligations under the other Loan Documents together with a certificate and related Organization Documents, resolutions and good standing certificates of the type delivered pursuant to Paragraph 5(a)(2) above;

               (2) within 30 days of formation or Acquisition of any such Subsidiary, Personal Property Collateral Documents from such Subsidiary;

               (3) within 20 days after identification of such Real Property as a potential Borrowing Base Property, a description of any such Borrowing Base Property, in detail satisfactory to the Administrative Agent;

               (4) as promptly as practicable after identification of such Real Property as potential Borrowing Base Property, Real Property Collateral Documents for any such Borrowing Base Property;

               (5) as promptly as practicable after such formation or Acquisition, deliver to the Administrative Agent upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel to the Loan Parties acceptable to the Administrative Agent as to the matters described in clauses (1), (2), and (4) above and such other matters as the Administrative Agent may reasonably request; and

               (6) at any time and from time to time, promptly any and all further instruments and documents (and take and cause its Subsidiaries to take all other actions) as the Administrative Agent may deem necessary or reasonably desirable in obtaining the full benefits of, or in perfecting and preserving, the Liens and Guarantees intended to be created by the Loan Documents.

          7(n) Further Assurances.

               (1) Promptly upon request by the Administrative Agent or any Lender through the Administrative Agent, correct and cause each of its Subsidiaries to correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof;

               (2) Promptly upon request by the Administrative Agent or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent or any Lender through the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter required to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens required to be created thereunder and
(iv) assure, convey, grant, assign, transfer, preserve, protect and conform more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party;

               (3) Except in the case of construction and improvements of which the Borrower has no knowledge or does not exceed $50,000 in any instance, prior to permitting any construction on or improvement of any Borrowing Base Property by or on behalf of any Person other than a Loan Party, record such notices of non-responsibility in accordance with California Civil Code Section 3129 or other applicable law as shall be reasonably necessary to put third parties on notice that neither the Borrower nor any other Loan Party is responsible for the claims of such third parties and that any Liens that they may claim will not encumber the interest of the Borrower or any other Loan Party therein; and

               (4) With respect to any improvements made by the Borrower or any other Loan Party to any Borrowing Base Property (except improvements in any case in an amount not to exceed $50,000):

                    (i) cause to (A) be subject to prior delivery and approval by the Administrative Agent of Approved Improvement Budgets, schedules, plans, specifications and other Construction Documents, (B) be made with diligence and continuity in compliance with such approved budgets, schedules, plans specifications and other Construction Documents, provided, however, that any schedule may be extended for a period equal to proven delays caused by fire, earthquake or other acts of God, inclement weather, acts of public enemies, riot, insurrection, governmental regulation of the sale of materials and supplies or the transportation thereof, strikes directly affecting the work of construction or shortages of material or labor, and (C) without the prior written consent of the Administrative Agent, not be the subject of any material change order or any changes that would increase any approved budget by an amount determined by the Administrative Agent to be material,

                    (ii) deliver to the Administrative Agent and, at its request, its agents such information and confirmations as it shall reasonably require at least five (5) Business Days prior to any disbursement of Loans, release of any Cash Collateral or response shall be required to change orders (and the Administrative Agent shall respond thereto in accordance with ordinary and customary procedures, with failure to respond constituting a refusal to approve any such request),

                    (iii) cooperate diligently with the Administrative Agent and its agents in the gathering of the information required in connection with such improvements,

                    (iv) permit the Administrative Agent and its agents (A) to have entry to such Borrowing Base Property, (B) inspect all work done, labor performed and materials furnished for use in such Borrowing Base Property, (C) to contact directly or otherwise communicate with any contractor or subcontractor, and (D) to examine, copy and make extracts of, all books, records, accounting data, subcontracts and other documents pertaining to such Borrowing Base Property and all contractors and subcontractors supplying goods or services in connection with such improvement, and the Administrative Agent agrees that neither it nor any of its agents shall unreasonably interfere with the improvement process or the operation of such Borrowing Base Property in the exercise of the foregoing activities,

                    (v) Promptly discharge or cause to be discharged any mechanics' or materialmen's liens or claims of Lien filed or otherwise asserted against such Borrowing Base Property or any funds due any contractor and any proceedings for the enforcement thereof and promptly discharge or cause to be discharged any stop notices received by the Administrative Agent; provided, however, that so long as no proceedings shall have been commenced for the enforcement of such claims or Liens, the Borrower and the other Loan Parties shall have the right to contest in good faith and with reasonable diligence the validity of any such Liens or claims; provided that the Borrower shall immediately file with the Administrative Agent a bond in the form and amount required by law in order to release any stop notice or make other arrangements reasonably satisfactory to the Administrative Agent, but the Administrative Agent shall not have any obligation to consent to any further disbursements until all stop notices have been fully released, bonded or discharged or managed to the satisfaction of the Administrative Agent;

                    (vi) Pay the reasonable and documented fees of construction consultants to the Administrative Agent as and when due and, on demand, the reasonable and documented out-of pocket expenses of the Administrative Agent and such consultants;

                    (vii) Acknowledge that neither the Administrative Agent nor any of its agents or consultants is under any duty to supervise or to inspect the work of construction, the labor performed therefor, the materials used therein or any books and records other than in connection with the discharge of its duties under this Agreement, and any inspections by the Administrative Agent, its agents and consultants are for the sole purpose of preserving the Administrative Agent's rights hereunder.

     8.   Negative Covenants.

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

          8(a) Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.

          8(b) Investments. Without the prior written consent of the Required Lenders, make any Investments, except Permitted Investments.

          8(c) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or Off-Balance Sheet Liabilities, except: (1) Indebtedness under the Loan Documents; (2) Non-Recourse Debt in an aggregate amount not to exceed the greater of (i) $100,000,000 or (ii) 25% of Total Assets including Accumulated Depreciation, (3) Limited Recourse Carve-Outs related to the Non-Recourse Debt described in the preceding clause (2); (4) unsecured trade debt

(excluding contingent Indebtedness for the payment of trade debt incurred in connection with Capital Expenditures) incurred in the ordinary course of business in an aggregate amount outstanding at any one time not to exceed the greater of $10,000,000 or 2.5% of Total Assets, including Accumulated Depreciation, and unsecured trade debt in the nature of contingent Indebtedness incurred in connection with Capital Expenditures permitted under this Agreement, all such trade debt to be on customary terms; (5) the Swap Termination Value of any Permitted Hedge; (6) Indebtedness in respect of Capital Lease Obligations and purchase money obligations for fixed or capital assets in an aggregate amount at any one time outstanding shall not exceed the Applicable Threshold Amount; (7) Subordinated Indebtedness; and (8) other unsecured Indebtedness in an aggregate principal amount not to exceed the Applicable Threshold Amount at any time outstanding.

          8(d) Fundamental Changes.

               (1) Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Potential Default or Events of Default exists or would result therefrom (i) any Subsidiary of the Corporation may merge with the Borrower if the Borrower shall be the continuing or surviving Person, (ii) any one or more other Subsidiaries (other than the Borrower) may merge with each other if, to the extent a Loan Party is merging with another Subsidiary, the Loan Party will be the continuing or surviving Person; and (iii) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary if, to the extent a Loan Party is the transferor, the transferee is another Loan Party.

               (2) Engage in any business other than the ownership, development, construction, management, rental and operation of Vineyards, Development Property and Associated Investments; provided, however, that the Corporation shall not enter into or conduct any business or engage in any activity other than (i) the holding of interests in the Persons holding Equity Interests in the Borrower; (ii) the performance of its Guaranteed Obligations under this Agreement; (iii) the making of Investments permitted by this Agreement; (iv) the maintenance of cash and Cash Equivalents required in connection with conduct of its business or activities permitted under the Loan Documents; (v) activities reasonably required to maintain its status as a REIT; and (vi) activities incidental to the foregoing.

               (3) Amend any of its Organization Documents in a manner adverse to the interests of the Lenders without the consent of the Administrative Agent;

               (4) Except in connection with the termination of a Tenant Lease upon default by the Tenant thereunder in accordance with this Agreement and the other Loan Documents, cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any matter to any other amendment, modification or change of any term or condition of any Material Contract or make any other action in connection with any Material Contract that would materially impair the value of the interest or rights of any Loan Party or that would materially impair the interest or rights of the Administrative Agent or any Secured Party;

               (5) Make or permit any change in (i) accounting policies or reporting practices, except as permitted by GAAP and approved by the Corporation's audit committee or (ii) its fiscal year; or

               (6) Engage in any transaction involving commodity options, future contracts or other derivative transactions for any speculative purpose.

          8(e) Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except: (1) Disposition permitted under Paragraph 8(d) above, (2) Dispositions of inventory and obsolete or worn out personal property, whether now owned or hereafter acquired, in the ordinary course of business; (3) non-exclusive licenses of IP Rights in the ordinary course of business; (4) Dispositions of properties no longer comprising the Borrowing Base Properties in accordance with Paragraph 1(e) above; and (5) other Dispositions of properties other than Borrowing Base Properties not otherwise prohibited by this Agreement or any Loan Document; provided, however, that any Disposition shall be for fair market value.

          8(f) Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(1) Subsidiaries of the Corporation may make Restricted Payments to the Loan Parties and any other Person that owns an Equity Interest in the Loan Parties, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; (2) the Corporation and each Subsidiary of the Corporation may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; (3) the Corporation and each Subsidiary of the Corporation may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and (4) the Borrower and each Subsidiary may make Restricted Payments to the Corporation and to each Subsidiary and the Corporation may make Restricted Payments to the extent necessary to maintain its qualification as a REIT and to avoid the incurrence of federal, state and local income and excise taxes.

          8(g) Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties as would be obtainable at the time in a comparable arm length transaction with a Person other than an Affiliate.

          8(h) Burdensome Agreements; Negative Pledges. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that: (1) limits the ability of any Subsidiary of the Corporation to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party or to Guarantee the Indebtedness of the Borrower; (2) limits the ability of the Borrower to repay the Obligations or of any Guarantor to make payments under its Guaranty; or (3) contains a Negative Pledge; provided, however, that this Paragraph 8(h) shall not prohibit (i) any restrictions imposed by applicable law or (ii) restrictions under Non-Recourse Debt permitted by this Agreement that do not extend to any Loan Party and limit the sale, assignment or encumbrance of the property securing such Non-Recourse Debt.

          8(i) Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock

(within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

          8(j) Financial Covenants. As of the end of any fiscal quarter, (1) permit the Consolidated Leverage Ratio to exceed 0.65 to 1.00; or (2) permit the Consolidated Interest Coverage Ratio to be less than 1.80 to 1.00; or (3) permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00; or
(4) permit the Aggregate Debt Service Coverage Ratio to be less than 1.25 to 1.00; or (5) permit the Consolidated Net Worth plus Accumulated Depreciation to be less than $140,000,000.

     9. Events Of Default and Remedies.

          9(a) Events of Default. Any of the following shall constitute an Event of Default:

               (1) Non-Payment. (i) The Borrower fails to pay when and as required to be paid herein any amount of principal of any Loan, or (ii) the Borrower fails to pay within five Business Days after the same becomes due, any interest or fees on any Loan or (iii) any Loan Party fails to pay within five Business Days after the same becomes due any other sum payable under any Loan Document; or

               (2) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Paragraphs 1(e), 7(a), 7(b), 7(c), 7(e), 7(g), 7(h) 7(j), 7(k), 7(l) or 7(m) or Paragraphs 8(a)
through 8(j); or

               (3) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (1) or (2) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days from the date that the Borrower obtains knowledge of the occurrence of such an event or an "Event of Default" as defined in any Mortgage or any other Loan Document shall occur; or

               (4) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

               (5) Cross-Default. Any Loan Party or any Subsidiary of a Loan Party (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) on any Non-Recourse Debt in an aggregate amount in excess of $5,000,000 or (ii) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any other Guarantee or Indebtedness or (iii) in the case of Non-Recourse Debt in an aggregate amount in excess of $5,000,000 or in the case of any other Guarantee or Indebtedness in any amount, fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

               (6) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary of a Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 45 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

               (7) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary of a Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

               (8) Judgments. There is entered against any Loan Party or any Subsidiary of a Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Applicable Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

               (9) ERISA. (i) A Termination Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that reasonably could be expected to have a Material Adverse Effect; or

               (10) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

               (11) Collateral. The Administrative Agent, as collateral agent for the Secured Parties, shall fail to have a first priority Lien, subject only to Permitted Liens (other than those described in clauses (a), (d), (e), (h),
(i), (k), (l), (n), (o), (p), (q), and (s) in the definition thereof); or

               (12) Tenant Defaults. As of any date, required rental payments and other amounts payable shall be more than sixty (60) days past due on or any other default shall have occurred (if such default permits the Borrower to terminate the underlying Tenant Lease) under (a) during the Availability Period the greater of (i) Borrowing Base Lease with an aggregate value of $20,000,000 or (ii) (x) 15% of the total number of Borrowing Base Leases on Borrowing Base Properties or (y) Borrowing Base Leases representing more than 15% of the Net Operating Income from all such Borrowing Base Leases for four consecutive fiscal quarters or (b) Borrowing Base Leases on Borrowing Base Properties with a Borrowing Base Property Value in excess of $100,000,000; or

               (13) Change of Control; Change in Management. A Change of Control or Change in Management shall occur.

          9(b) Remedies Upon Event of Default. If any Event of Default occurs and is continuing,

               (1) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                    (i) declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments shall be terminated;

                    (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

                    (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

          9(c) Waiver by the Borrower. At its sole discretion and without any obligation to do so, the Administrative Agent may pay any amount to any Person as the Administrative Agent deems reasonably necessary to preserve the value of, avoid loss of or damage to, or prevent foreclosure, sale or forfeiture of any Collateral, including bidding at or redeeming from any sale of Collateral, and any amount paid or expended by the Administrative Agent in connection herewith shall constitute Obligations which shall be payable on demand and which shall bear interest at the Default Rate from the date paid by the Administrative Agent;


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

          9(d) Appointment of Receiver. If all of the Obligations are due and payable, the Administrative Agent may (but shall not be obligated to) seek to obtain appointment of a receiver who shall be vested with any and all such powers and rights as the Administrative Agent may request of the court, including the right (i) to sell the Collateral at one or more public or private sales, (ii) to undertake cultivation, harvest, purchasing, processing, sales, collections and other work in connection with any Collateral (or any portion thereof) in accordance with this Agreement and the other Loan Documents (or any other plan approved by the Administrative Agent and the receiver or the court) and (iii) to exercise any or all such rights, powers or privileges as the Borrower or the Administrative Agent might exercise on its own behalf.

          9(e) Lockbox. In its sole discretion and without obligation to do so, the Administrative Agent may direct all payments on, and other correspondence regarding, all or any portion of the Collateral to be made to a lockbox and related bank deposits established by the Administrative Agent with Bank of the West or any other party acceptable to the Administrative Agent, in the name of the Administrative Agent, its nominee or that of the Borrower, and bearing the federal tax identification number of the Borrower and collect, receive and distribute amounts so received in accordance with this Agreement. Except to the extent of their respective gross negligence or willful misconduct as found by a court of competent jurisdiction, neither the Administrative Agent nor any party holding such lockbox or related bank deposits shall have any duty or liability to the Borrower or any other Loan Party. Any such lockbox and related bank deposits shall be maintained and operated in accordance with the then applicable ordinary and customary practices of the Administrative Agent, and the Borrower agrees to assist the Administrative Agent in the maintenance and operation of such lockbox and related bank deposits in accordance with Paragraph 7(n) above.

     10.  The Administrative Agent.

          10(a) Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of the West to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Paragraph 10 are solely for the benefit of the Administrative Agent, the Lenders and the Swing Line Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. The Swing Line Lender shall have all of the benefits and immunities provided to the Administrative Agent in this Paragraph 10 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Line Loans as fully as if the term "Administrative Agent" is used in this Paragraph 10 included the Swing Line Lender with respect to such acts or omissions and shall also have all of the rights, immunities and protections provided elsewhere in this Agreement with respect to the Swing Line Lender and the Swing Line Loans.

          10(b) Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with


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

the Corporation or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

          10(c) Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

               (1) Shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

               (2) Shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

               (3) Shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Paragraph 5 above or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          10(d) Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and


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

believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          10(e) Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Paragraph 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          10(f) Resignation by Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Swing Line Lender. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in California, or an Affiliate of any such bank with an office in California. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Swing Line Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral security held by the Administrative Agent on behalf of the Lenders and the Swing Line Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Swing Line Lender, directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Paragraph 10(f). Upon the acceptance of a successor appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Paragraph 10(f)). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of Paragraphs 10(a) through 10(i) shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions


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

taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

          10(g) Non-Reliance on Administrative Agent and Other Lenders. Each of the Lenders and the Swing Line Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lender and the Swing Line Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

          10(h) No Other Duties. Anything herein to the contrary notwithstanding, no person designated as an "agent" nor any bookrunner or arranger named herein shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Swing Line Lender hereunder. Without limiting the generality of the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any other Lender.

          10(i) Collateral and Guaranty Matters. The Lenders and the Swing Line Lender irrevocably authorize the Administrative Agent, at its option and in its discretion, (1) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) if the release of such Lien is otherwise permitted by this Agreement or (iv) if approved, authorized or ratified in writing by the Required Lenders; (2) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement; and (3) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Guarantor pursuant to a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under its Guaranty pursuant to this Paragraph 10(i).

     11. Miscellaneous Provisions.

          11(a) Binding on Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and the Swing Line Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (1) to an Eligible Assignee in accordance with the provisions of Paragraph 11(p) of this Agreement, (2) by way of participation in accordance with the provisions of this Agreement or (3) by way of pledge or assignment of a security interest subject to the restrictions of this Agreement (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall


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

be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Paragraph 11(p) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          11(b) Amendment. This Agreement may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Required Lenders, the Administrative Agent and, except in the case of a waiver, the Borrower; provided, however, that no agreement of the Required Lenders shall be required and no amendment or waiver shall be effective to (1) waive any condition set forth in Paragraph 5(a) without the written consent of all the Lenders, (2) extend or increase or reinstate any Commitment of a Lender without the consent of such Lender, (3) postpone any date fixed by this Agreement or any Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any of the Loan Documents without the written consent of each Lender directly affected thereby; (4) reduce the principal of, or the rate of interest specified therein on, any Loan (except the Default Rate) or any fees or other amounts payable hereunder or any other Loan Documents without the written consent of each Lender directly affected thereby, (5) extend the Maturity Date without the consent of all the Lenders, (6) except as provided in Paragraph 2(o) or 11(p), modify any Lender Percentage Share without the consent of all the Lenders, (7) modify any provision of the Loan Documents requiring all of the Lenders to act without the consent of each Lender, (8) modify the definition of "Required Lenders" without the consent of each Lender, (9) except as may otherwise be expressly permitted by this Agreement, release all or substantially all of the Guarantors or all or substantially all of the Collateral except upon final payment in full of the Obligations secured thereby without the consent of each Lender holding such Obligations, (10) amend this Paragraph 11(b), or (11) change the definition of "Borrowing Base Property," without the consent of each Lender; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Administrative Agent or the Swing Line Lender, as the case may be, under this Agreement or any other Loan Document, and (ii) any letter between the Administrative Agent or the Swing Line Lender and the Borrower relating to fees payable to the Administrative Agent or the Swing Line Lender may be amended or waived in writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Lender in default of its obligations under this Agreement shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

          11(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Administrative Agent and the Lenders hereunder are cumulative and in addition to all rights, power and remedies provided under any and all agreements with the Loan Parties, whether at law, in equity or otherwise. Any delay or failure by the Administrative Agent or the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by such Persons, and no single or partial exercise by any of such Persons of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

          11(d) Survival. All representations, warranties, covenants and agreements herein contained on the part of the Loan Parties shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.


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

          11(e) Notices.

               (1) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subparagraph (2) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to (i) if to the Loan Parties or the Administrative Agent, the addresses of the parties set forth on Schedule 1 to this Agreement, as the same may be modified from time to time in accordance with this Agreement and (ii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subparagraph (2) below, shall be effective as provided in said subparagraph (2).

               (2) Notices and other communications to the Lenders, the Swing Line Lenders and the Administrative Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Swing Line Lender and the Administrative Agent, respectively; provided that the foregoing shall not apply to notices to any Lender or Swing Line Lender if such Lender or Swing Line Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

               (3) Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

          11(f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its choice of law rules.

          11(g) Counterparts; Integration; Effectiveness, Etc.

               (1) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single


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

contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Swing Line Lender and any other party designated as agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               (2) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          11(h) Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (1) notify the Administrative Agent of such fact, and (2) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Paragraph 11(h) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Loan Parties consent to the foregoing and agrees, to the extent that they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the any Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

          11(i) Consent to Jurisdiction, Waiver of Venue; Service of Process.

               (1) Each Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of California sitting in Los Angeles County and of the United States District Court of the Central District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any


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

judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Swing Line Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction

               (2) Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in subparagraph (1) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (3) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Paragraph 11(e). Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

          11(j) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 11(J).

          11(k) Expenses, Indemnity; Damages Waiver.

               (1) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and costs and expenses incurred by the Administrative Agent in connection with any Internet or intranet website posting or other distribution services), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (subject to the provisions of the fee letter between the Administrative Agent and the Borrower with reference to this Agreement) or any amendments, modifications or waivers of the provisions


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

hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Swing Line Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any Swing Line Lender in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Paragraph 11(k), or (B) in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

               (2) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel or in-house counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of (i) the execution or delivery by the Borrower or any Guarantor of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto of their respective obligations hereunder or thereunder, (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Corporation or any of its Subsidiaries, or any Environmental Claims related in any way to the Corporation or any of its Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from (A) the gross negligence or willful misconduct of such Indemnitee or (B) any claim asserted by one or more shareholders, directors, officers or employees of such Indemnitee. Any Indemnitee seeking indemnification from the Borrower pursuant to this Paragraph agrees to give to the Borrower notice promptly after receiving written notice that a claim giving rise to such indemnification obligations of the Borrower has been made against such Indemnitee, but the failure of any Indemnitee to give such notice shall reduce the indemnification obligations of the Borrower under this Agreement only to the extent that such failure materially increases the amount of such indemnification obligation. Notwithstanding the foregoing, the Borrower shall not, in connection with any single proceeding or series of related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm or internal legal department to be selected by the Administrative Agent; provided that if an Indemnitee shall have reasonably concluded that (i) there may be legal defenses available to it which are additional to or different from those available to other Indemnitees and may conflict therewith or (ii) the representation of such Indemnitee and the other Indemnitees by the same counsel would otherwise be inappropriate under applicable principles of professional responsibility, such Indemnitee shall have the right to select and retain separate counsel to represent such Indemnitee in connection with such proceedings at the expense of the Borrower.

               (3) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subparagraph (1) or (2) of this Paragraph 11(k) to be paid by it to the Administrative Agent or the Swing Line Lender (or any sub-agent thereof), any Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or the Swing Line Lender (or any such sub-agent), such Lender or such Related Party, as the case may be, such Lender's Percentage Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swing Line Lender (or any such sub-agent) or the such Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or the Swing Line Lender (or any such sub-agent) or such Lender in connection with such capacity. The obligations of the Lenders under this subparagraph (3) are subject to the other provisions of this Agreement.

               (4) Waiver of Certain Damages. No Indemnitee referred to in Paragraph 11(k)(2) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

               (5) Payments. All amounts due under this Paragraph 11(k) shall be payable on demand therefor. All references in this Paragraph 11(k) to the Administrative Agent shall, to the extent appropriate, also refer to any other Person designated as an "agent," bookrunner or arranger.

          11(l) Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Secured Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent or the Lenders (through the Administrative Agent), or the Administrative Agent on behalf of the Lenders enforces their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any insolvency proceeding, or otherwise, then
(1) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (2) each Lender severally agrees to pay to the Administrative Agent upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.

          11(m) Set-off. No Lender or Swing Line Lender shall exercise any right of setoff or counterclaim to collect any Secured Obligation without the prior written consent of the Administrative Agent, but the Loan Parties agree that, if an Event of Default shall have occurred and be continuing, each of the Lenders, the Swing Line Lender and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Person to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party, if any, now or hereafter existing under this Agreement or any other Loan Document to such Person irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Lenders, the Swing Line Lender and their respective Affiliates under this Paragraph 11(m) are in addition to other rights and remedies (including other rights of setoff) that such Lender and its Affiliates may have.


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

          11(n) Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

          11(o) No Third Parties Benefited. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Loan Parties, the Lenders, and the Administrative Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. None of the Administrative Agent, the Loan Parties or any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

          11(p) Assignments and Participations.

               (1) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

                    (i) Except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Bank Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender and participations in other Aggregate Outstandings subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default or Potential Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

                    (ii) Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender rights and obligations under this Agreement with respect to the Aggregate Outstandings or the Commitment assigned;

                    (iii) Any assignment of a Commitment must be approved by the Administrative Agent and the Swing Line Lender, unless the Person that is the proposed assignee is itself a Lender with a Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                    (iv) The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

               Subject to acceptance and recording thereof by the Administrative Agent pursuant to this Paragraph 11(p), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the


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

extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Paragraphs 3(b), 3(c), 3(e), and 11(k) with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Paragraph 11(p) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with this Paragraph 11(p).

               (2) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (3) Participations.

                    (i) Except to the extent that the Special Lender may sell Special Participations as described in clause (ii) below, any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any such agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (A) forgive principal or interest on any Loan, (B) postpone any date fixed for the payment of principal of, or interest on, any Loan, (C) decrease the rates at which interest or fees payable to such Lender are payable or (D) release of all or substantially all of the Collateral. Subject to subparagraph (4) of this Paragraph, the Borrower agrees that each Participant shall be entitled to the benefits of Paragraphs 3(b), 3(c) and 3(e) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Paragraph 11(p). To the extent permitted by law, each Participant also shall be entitled to the benefits of Paragraph 11(m) as though it were a Lender, provided such Participant agrees to be subject to Paragraph 11(h) as though it were a Lender.


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

                    (ii) American AgCredit, FLCA (the "Special Lender") may at any time, with notice to the Borrower and the Administrative Agent sell special participations ("Special Participations") pursuant to participation agreements that are in form and substance satisfactory to the Administrative Agent to one or more other farm credit institutions (each a "Special Participant") that is an Eligible Assignee proportionate interests in its Commitment and Loans under this Agreement; provided that, (A) except in the case of a special participation in the entire amount of the Special Lender's Commitment and the Loans, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the Special Lender subject to each such Special Participation shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default or Potential Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (B) any Special Participation must be approved by the Administrative Agent and the Swing Line Lender, unless the Person that is the proposed assignee is itself a Lender with a Commitment (whether or not the proposed Special Participant would otherwise qualify as an Eligible Assignee); (C) each Special Participant shall execute and deliver to the Administrative Agent, if it shall not be a Lender, an Administrative Questionnaire; and (D) as of the Closing Date, the Special Lender shall have sold Special Participations to the Special Participants as indicated in Part II of Schedule 2. Subject to any approval required from the Borrower or the Administrative Agent, from and after the effectiveness of each Special Participation, the Special Participant thereunder shall be treated as a party to this Agreement and, to the extent of the Loans and Commitment subject to such Special Participation, shall have the rights of a Lender under this Agreement with a Commitment equal to the allocated Commitment amount indicated in Part II of Schedule 2, including, without limitation, the right to be considered a Lender for purposes of determining the Required Lenders and the Special Lender shall no longer have such rights unless and to the extent the same may be re-acquired by the Special Lender; provided, that (A) no Special Participant may enter into an Assignment and Assumption, (B) the Special Lender may not execute an Assignment and Assumption with respect to any interests that are subject to a Special Participation, and (C) the Special Lender shall not be released from its obligations under this Agreement, including without limitation, its obligation to fund Loans, except to the extent that any Special Participant performs such obligations.

                    (iii) For the benefit of the Special Lender and of each Special Participant, for good and valuable consideration receipt and adequacy of which are hereby acknowledged, each Loan Party irrevocably waives all of Borrower's Rights contained in the United States Farm Credit Act of 1971, as amended. As used herein, "Borrower's Rights" includes, without limitation, all rights granted to borrowers by the Farm Credit System, including rights granted to borrowers from a Farm Credit System lending institution as set forth in 12 U.S.C. Section 2199-2202a and all federal regulations related thereto and promulgated in connection therewith. Each Loan Party further acknowledges that it has been provided a copy of the Borrower's Rights to be waived and has had the opportunity to consult with counsel with respect to such waiver of rights. Each Loan Party freely grants the foregoing waiver with the intent and the understanding that the Special Lender, each of the Special Participants, the other Lenders and Participants are relying on this waiver in entering into this Agreement and granting credit hereunder.

               (4) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Paragraphs 3(b), 3(c) and 3(e) than the applicable Lender would have been entitled to receive with respect to the participation sold to such


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

Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Paragraph 3(e) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Paragraph 3(e) as though it were a Lender.

               (5) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or Farm Credit Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          11(q) Confidentiality. Each of the Administrative Agent, the Swing Line Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (1) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (2) to the extent required to be provided to any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party hereto, (5) in connection with the exercise by any Lenders or the Administrative Agent of any remedies hereunder or under any other Loan Document or any action or proceeding adverse to any Loan Party relating to this Agreement or any other Loan Document or the enforcement by any Lender's or the Administrative Agent's rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Paragraph 11(q), to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its Secured Obligations, (7) with the consent of the Borrower or (8) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Paragraph 11(q) or (ii) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source (other than from a Loan Party).

          For purposes of this Paragraph 11(q), "Information" means all information received from the Corporation or any of its Subsidiaries relating to the Corporation or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Corporation or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Paragraph 11(q) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          11(r) USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain,


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verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act.

          11(s) Other Interpretative Provisions.

               (1) The definitions of terms shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context otherwise requires, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referred to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Paragraphs, Sections, Subparagraphs, Exhibits and Schedules shall be construed to refer to Paragraphs, Sections, Subparagraphs, Exhibits and Schedules to this Agreement, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

               (2) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent except as may be otherwise specifically prescribed herein. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Administrative Agent shall so request, the Lenders and the Administrative Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

               (3) Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).


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     12.  Definitions.

          Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or any other Loan Document made or delivered pursuant hereto. For purposes of this Agreement, the terms set forth below shall have the following meanings:

          "Accumulated Depreciation" shall mean, as of any date, the depreciation deducted in determining Consolidated Net Income.

          "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the Closing Date, by the Borrower which, directly or indirectly, acquires Real Property or Equity Interests in another Person.

          "Adjusted Aggregate Debt Service Coverage Ratio" shall mean the ratio, calculated as of any date, of:

          (a) Aggregate Net Operating Income for the four fiscal quarters just ended (determined on an Annualized Basis for the first full three fiscal quarters after the date of this Agreement) to

          (b) (i) Scheduled Amortization and Net Interest Expense on the Loans in the succeeding four fiscal quarters calculated assuming a fixed interest rate on Loans equal to the higher of (i) the rate of interest then payable on the Loans (after giving effect to Permitted Hedges outstanding) or (ii) the yield, as quoted in the Western Edition of the Wall Street Journal published on the day prior to calculation (or if not so quoted by another source selected by the Administrative Agent), on a 10-year Treasury Note plus 2.00% minus (ii) Cash Collateral held by the Administrative Agent, as of such date, pursuant to Paragraph 1(e)(4) above.

          "Adjusted Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable to such Eurodollar Rate Loan, the rate per annum calculated as of the first day of such Interest Period in accordance with the following formula:

               Adjusted Eurodollar Rate =   ER
                                          -----
                                          1-ERP

     where

               ER = Eurodollar Rate
               ERP =  Eurodollar Reserve Percentage

          "Administrative Questionnaire" shall mean an Administrative Questionnaire in form and substance satisfactory to the Administrative Agent.

          "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Aggregate Commitments" shall mean the Commitments of all the Lenders.

          "Aggregate Debt Service Coverage Ratio" shall mean the ratio, calculated as of any date, of:


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

               (a) Aggregate Net Operating Income for the four fiscal quarters just ended to

               (b) Scheduled Amortization and Net Interest Expense on the Loans for the four fiscal quarters just ended calculated assuming a fixed interest rate on Loans equal to the rate of interest then payable on the Loans (after giving effect to Permitted Hedges outstanding) minus Cash Collateral held by the Administrative Agent, as of such date, pursuant to Paragraph 1(e)(4) above.

          "Aggregate Net Operating Income" shall mean, as for any period, the Net Operating Income for such period from all of the Borrowing Base Properties.

          "Aggregate Outstandings" shall have the mean the aggregate principal amount of Loans outstanding.

          "Agreement" shall mean this Agreement, as the same may be amended, extended or replaced from time to time.

          "Amortizing Payment" shall mean the monthly payment payable pursuant to Paragraph 1(c)(1) above that shall be calculated, as of the last day of the Applicable Period for each Tranche of Term Loans, as the principal amount that would be payable each month on a loan amount equal to the principal amount of such Tranche if such loan were to be repaid in equal monthly installments of principal and interest (calculated at a rate per annum of 7.5%) over a period of 25 years. If Reappraisal Loans are added to a Tranche of Term Loans pursuant to Paragraph 1(a)(4) above, there shall be added to the Amortizing Payment calculated pursuant to the preceding sentence, as of the last day of the Applicable Period when such Reappraisal Loans are made, the principal amount that would be payable each month on a loan amount equal to such Reappraisal Loans if such loan were to be repaid in equal monthly installments of principal and interest (calculated at a rate per annum of 7.5%) over a period of 25 years.

          "Annualized Basis" shall mean, with respect to the calculation of any financial covenant, that (a) of the end of the first three fiscal quarters after the date of this Agreement, the actual results of operations for the first, second and third quarters shall be multiplied by four, two and four-thirds, respectively or (b) shall otherwise be adjusted on a Pro Forma Basis to annualize each item of income and expense.

          "Applicable Borrowing Base Percentage" shall mean, as of any date with respect to Loans made to acquire, finance or improve a Borrowing Base Property, a "loan to value" ratio stated as a percentage calculated as follows:

          (a) during the Applicable Period when such Loans are made, 65%.

          (b) on and after the end of such Applicable Period, as of any date, the percentage calculated as: (i) (A) the initial principal amount of all such Loans minus (B) any Amortizing Payments theretofor payable thereon pursuant to Paragraph 1(c)(1) above minus (C) prepayments theretofor payable thereon pursuant to Paragraph 1(e)(4) above divided by (ii) the Borrowing Base Property Value of such Borrowing Base Property.

          "Applicable Month" shall mean, (a) with respect to mandatory prepayments payable pursuant to Paragraph 1(e)(4) above as a result of the recalculation of the Borrowing


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

Base Amount based on an Appraisal (which has been ordered by the Administrative Agent in the 33rd, 69th or 105th month after the Closing Date pursuant to Paragraph 7(k)(1) above), the 39th month, 76th and 111th month after the Closing Date, respectively and (b) with respect to mandatory prepayments payable pursuant to Paragraph 1(e)(4) above based on the Aggregate Debt Service Coverage Ratio (set forth in the most recent Compliance Certificate delivered pursuant to Paragraph 7(b)(1)), the 3rd month after such delivery.

          "Applicable Period" shall mean any of the following periods: (a) the period from the Closing Date until but not including the date that is 12 months thereafter, (b) the period from the date that is 12 months after the Closing Date until but not including the last day of the Initial Period, (c) the period from the last day of the Initial Period until but not including the date that is 12 months thereafter and (d) the period from the date that is 12 months after the last day of the Initial Period until but not including the last day of the Extended Period, if any.

          "Applicable Rate" shall mean, from time to time

          (a) in respect of the commitment fee payable during the Availability Period on the Unused Amount, the rate per annum as of each day during the calculation period determined as follows:

IF (I) AGGREGATE LOANS MADE DIVIDED BY (II)   THE APPLICABLE RATE FOR THE
    EFFECTIVE AGGREGATE COMMITMENTS IS:            COMMITMENT FEE IS:
-------------------------------------------   ---------------------------
                    <33%                                 0.35%
            > or = 33% but <66%                          0.25%
                 > or = 66%                              0.15%

          (b) in respect of interest payable on Eurodollar Rate Loans or Base Rate Loans, a per annum amount calculated as follows:

IF SUCH LOANS ARE IN A SUB-TRANCHE
  BASED ON A BORROWING BASE LEASE    EURODOLLAR RATE
          WITH A TERM OF:                 LOANS        BASE RATE LOANS
----------------------------------   ---------------   ---------------
             <5 years                     1.250%            0.150%
       > or = 5 but <7 years              1.375%            0.375%
           > or = 7 years                 1.500%            0.500%

          "Applicable Threshold Amount" shall mean for purposes of (a) Paragraph 7(c)(6) (Notices), $5,000,000, (b) Paragraph 8(c) (Indebtedness) $5,000,000 and
(c) Paragraph 9(a)(8) (Judgments), $2,500,000.

          "Appraisal" shall mean an appraisal, conforming to the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, providing an assessment of the fair market value of a Borrowing Base Property taking into account any and all estimated remediation costs, that is (a) undertaken by an independent M.A.I. appraisal firm selected by the

Administrative Agent, (b) if such Borrowing Base Property is encumbered by a Lease with an Approved Tenant determined by the Administrative Agent to be "credit-worthy", prepared based on such property as encumbered by such Lease and, in all other cases, prepared based on the lesser of (i) the value of the property encumbered by such Lease or (ii) the value of the property without such Lease and (c) otherwise acceptable to the Administrative Agent.

          "Approved Bank Fund" shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is an Affiliate of an existing Lender.

          "Approved Improvement Budget" shall mean, with respect to capital improvements to be made by the Borrower or any other Loan Party to any Borrowing Base Property financed in whole or in part with Loans, a budget therefor that is in form, substance and detail reasonably satisfactory to and approved in writing by the Administrative Agent.

          "Approved Tenant" shall mean a Tenant under a Borrowing Base Lease who has been approved by the Administrative Agent in its discretion and, to the extent required under the applicable Borrowing Base Lease and requested by the Administrative Agent, with respect to whom the Administrative Agent has received and continues to receive such financial and other information (including annual statements) as it has requested and with respect to whom no event has occurred that reasonably could be expected to have a Material Adverse Effect.

          "As Completed Appraised Value" as to any Borrowing Base Property that includes Development Property, shall mean, as of any date, the value of such Borrowing Base Property reflected in the Appraisal thereof (prepared on an "as completed" basis).

          "As Is Appraised Value" as to any Borrowing Base Property, shall mean, as of any date, the value of such Borrowing Base Property reflected in the Appraisal thereof (prepared on an "as-is" basis) most recently delivered to and approved by the Administrative Agent.

          "Assignment and Assumption" shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Paragraph 11(p)) and accepted by the Administrative Agent, substantially in the form attached hereto as Exhibit A or any other form approved by the Administrative Agent.

          "Associated Investments" means, with respect to any Borrowing Base Core Property, any Vineyard Related Assets and Capital Expenditures reasonably associated therewith.

          "Authorized Officer" shall mean any of the chief financial officer, executive vice president - finance, president, chief executive officer or chief operating officer of a Loan Party.

          "Availability Period" shall mean the period from the Closing Date until but not including the last day of the Initial Period or, if such period shall be extended, the Extended Period.

          "Base Rate" shall mean, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate announced from time to time by Bank of the West as its "Prime Rate". The Prime Rate is a rate set by Bank of the West based upon various factors including Bank of the West's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, below or above the Prime Rate.

          "Base Rate Loan" shall mean any Loan bearing interest with reference to the Base Rate.

          "Borrowing" shall mean a borrowing of Loans.

          "Borrowing Base Amount" shall mean, as of any date, with respect to any Borrowing Base Property:

          (a) the sum of (i) the weighted average Applicable Borrowing Base Percentage for all Loans used to acquire, finance or improve such Borrowing Base Property multiplied by (ii) the Borrowing Base Property Value of such Borrowing Base Property as of such date, plus

          (b) Cash Collateral held by the Administrative Agent pursuant to Paragraph 1(e) above with respect to such Borrowing Base Property.

The Borrowing Base Amount applicable to any Borrowing Base Property that does not, or ceases to, conform in any material respect to the requirements of this Agreement or any other Loan Document shall at all times be $0.00.

          "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit B to this Agreement duly executed by an Authorized Officer of the Borrower. By including a Borrowing Base Property in a Borrowing Base Certificate, the Borrowing will have represented to the Administrative Agent and the Lenders that all Borrowing Base Property is in compliance with requirements of this Agreement.

          "Borrowing Base Core Property" shall mean, as of any date, Real Property approved in writing by the Administrative Agent where:

          (a) such Real Property is a Vineyard that is subject to a Borrowing Base Lease with an Approved Tenant or that is a Permitted Investment described in clause (b) of the definition of "Permitted Investment", Development Property or Winery Related Asset;

          (b) such Real Property and Associated Investments are located in the United States;

          (c) unless otherwise agreed by the Required Lenders in writing, such Real Property and Associated Investments are 100% owned in fee simple;

          (d) such Real Property is described on Schedule 3 hereto, as such schedule may be updated from time to time by the Administrative Agent (and the Administrative Agent is hereby authorized to update such schedule) to reflect changes in Borrowing Base Core Property pursuant to Paragraphs 1(e) and 5(b);

          (e) all Real Property Collateral Documents for such Real Property and Associated Investments have been executed, delivered and recorded and remain in full force and effect, as applicable, unless otherwise waived by the Administrative Agent;

          (f) such Real Property and Associated Investments have not been the subject of any Event of Loss that is material to the profitable operation of such Real Property, except, in any case, in which such Real Property is the subject of restoration acceptable to the Administrative Agent pursuant to Paragraph 1(e) above;

          (g) such Real Property and Associated Investments are free of all environmental conditions and other adverse matters except for conditions and matters individually and collectively which are not material to the profitable operation of such Real Property and Associated Investments;

          (h) such Real Property and Associated Investments are subject to a Borrowing Base Lease that, in the case of Development Property and any other Real Property to be improved by Capital Expenditures, is a Development Borrowing Base Lease;

          (i) unless otherwise agreed by the Required Lenders in writing, none of such Real Property, Associated Investments or any interest of the Borrower therein (including any Lease thereof or any indirect interest therein) is subject to a Lien (other than Liens described in any Mortgage Policies acceptable to the Administrative Agent) or any Negative Pledge;

          (j) if such Real Property includes a Winery Related Asset and the aggregate Investment in all such Winery Related Assets would exceed the greater of (i) $20,000,000 or (ii) 5% of Total Assets including Accumulated Depreciation as of the date such Investment is made, such Winery Related Asset has been approved in writing by the Required Lenders;

          (k) such Real Property and Associated Investments are owned by the Borrower or any other Loan Party free and clear of Liens (subject only to Permitted Liens) or, with the prior written consent of the Required Lenders, to the extent of the JV Pro Rata Share of such Real Property and Associated Investments, are owned by a Joint Venture in which the Borrower is the general partner and owns more than 55% of the Equity Interests.

          "Borrowing Base Lease" shall mean a Lease of Borrowing Base Property that the Administrative Agent has determined in its discretion satisfies each of the following requirements:

          (a) such Lease, individually or, when aggregated with other Borrowing Base Leases, covers not less than 95% of such Borrowing Base Property;

          (b) such Lease (i) permits the Tenant to finance crops grown on the related Borrowing Base Core Property with financing secured only by any such crops and proceeds thereof, (ii) gives to the Tenant under the Lease of the related Borrowing Base Core Property an interest in such crops that is subordinate only to the Lien of such secured financing, requires the Tenant to provide reasonable access to the underlying Real Property to inspectors and collateral auditors acting on behalf of both the Tenant and the Administrative Agent, and (iii) in the case of a Lease of Borrowing Base Core Property being substituted as Borrowing Base Property pursuant to Paragraph 1(e) above, expires in accordance with its terms no earlier than the date of the Borrowing Base Lease on the Borrowing Base Property being replaced;

          (c) unless otherwise agreed in writing by the Required Lenders, no required rental payment, principal interest payment, or other payment due under the Lease is, as of the date of determination more than sixty (60) days past due or the subject of any rent credit or abatement and no other default has occurred under the Lease that would permit termination thereof by any Person;

          (d) except in the case of the Development Property, the applicable premises are fully occupied in all material respects by the applicable Tenant;

          (e) except in the case of Leases of Borrowing Base Properties with a Borrowing Base Property Value of not more than $15,000,000 (minus Amortizing Payments made on the Tranche of Loans made to acquire or finance such Borrowing Base Properties), such Lease is with an Approved Tenant;

          (f) such Lease is for a term and otherwise in form and substance satisfactory to the Administrative Agent.

          "Borrowing Base Property" shall mean, as of any date, each Borrowing Base Core Property together with related Associated Investments.

          "Borrowing Base Property Value" shall mean, as of any date:

               (a) With respect to any Borrowing Base Property (other than Borrowing Base Property composed of Development Property and Associated Investments), the lesser of (i) the As Is Appraised Value or (ii) the sum of the Net Purchase Price of such Borrowing Base Property,

               (b) With respect to any Borrowing Base Property composed of Development Property and Associated Investments, the lesser of (i) the As Completed Appraised Value or (ii) the sum of the Net Purchase Price of such Borrowing Base Property and Capital Expenditures contemplated by an Approved Improvement Budget.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent's office with respect to Obligations is located and, if such day relates to any interest rate settings as to a Eurodollar Rate Loan or any fundings, disbursements, settlements or payments of any such Eurodollar Rate Loan means any such day on which dealings in deposits in U.S. Dollars are conducted by and between banks in the London interbank eurodollar market.

          "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures by a Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person less net proceeds from sales of fixed or capital assets received by such Person or any of its Subsidiaries during such period. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by a Person or an Affiliate of such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

          "Capital Lease" shall mean any lease of property by a Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Capital Lease Obligations" shall mean, with respect to Capital Leases, the capitalized amount thereof that would appear on a balance sheet in accordance with GAAP.

          "Cash Collateral" shall have the meaning set forth in Paragraph 1(e)(4) above. As security for the Secured Obligations, the Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of the West or an Affiliate of Bank of the West. "Cash Collateralize" and related terms shall have their correlative meanings.

          "Cash Equivalents" shall mean, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (ii) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date, (b) marketable direct obligations issued by any state of the United States of America or the District of Columbia, any political subdivision or instrumentality thereof or any United States of American government sponsored enterprise, in each case having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody; (d) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances maturing within one year after such date and issued or accepted by, and money market accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has combined capital and surplus and undivided profits of not less than $500,000,000; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clauses (a) and (b) above and entered into with any commercial bank satisfying the requirements of clause (d) above; and (f) shares of any money market mutual fund that (i) complies with the criteria set forth in Securities Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtaining from either S&P or Moody.

          "Change in Law" shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority

          "Change in Management" shall mean that (a) Joseph W. Ciatti shall cease to hold the offices, or to perform the functions, of the Chairman of the Board of Directors and Chief Executive Officer of the Corporation or (b) Tamara
D. Fischer shall cease to hold the office, or to perform the function, of Executive Vice President and Chief Financial Officer of the Corporation and is not promptly replaced with another Person reasonably acceptable to the Administrative Agent.

          "Change of Control" shall mean the occurrence of any of the following:
(a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934), directly or indirectly, of Equity Interests (the holders of which are entitled, in the absence of contingencies, to vote for the election of the board of directors or persons performing similar functions, regardless of whether such contingencies have occurred or are entitled to convert their Equity Interests into Equity Interests with such voting rights) in the Corporation representing 35% or more of the combined voting power of all such Equity Interests; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Corporation shall cease for any reason to constitute a majority of the board of directors of the corporation; or
(c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the corporation; or (d) the Corporation ceases to hold, directly or indirectly, the interests in the Borrower held by it as of the date of this Agreement.

          "Closing Date" shall mean the date on which this Agreement shall become effective in accordance with Paragraph 11(g) above.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder as from time to time in effect.

          "Collateral" shall mean the property that is, or is intended to be, subject to any Lien pursuant to the Collateral Documents or any other Loan Document.

          "Collateral Documents" shall mean the Personal Property Security Documents and the Real Property Security Documents delivered or required to be delivered pursuant to this Agreement, and each other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

          "Commitment," shall mean, as to each Lender, its obligation to make Loans to the Borrower pursuant to Paragraph 1(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender name on Part I of Schedule 2 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

          "Compliance Certificate" shall mean a certificate substantially in the form of Exhibit C to this Agreement of an Authorized Officer of the Corporation and the Borrower, (a) stating that any financial statements delivered therewith in accordance with Paragraph 7(a) above are presented fairly in accordance with GAAP, (b) confirming that, as of the last day of fiscal period covered by such financial statements, all representations and warranties (except those that specifically relate to a specific date) of the Loan Parties set forth in the Loan Documents are true and accurate in all material respects, (c) setting forth detailed calculations of the financial covenants of the Borrower in Paragraph 8(j) above evidencing compliance with the terms thereof, and (d) stating that, to his or her knowledge, there does not exist a Potential Default or an Event of Default hereunder or, if, to the knowledge of such Authorized Officer, a Potential Default or Event of Default exists, describing such Potential Default or Event of Default and actions being taken by the Loan Parties to cure such default.

          "Consolidated EBITDA" shall mean, for any period, for the Corporation and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income Taxes payable by the Corporation and its Subsidiaries for such period and (iii) the amount of depreciation and amortization expense for such period. To the extent that any Joint Venture is not a Subsidiary whose financial results are not consolidated with those of the Corporation, Consolidated EBITDA shall be calculated taking into account the JV Pro Rata Share of those items that otherwise would be included in such calculation.

          "Consolidated Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated EBITDA for the four (4) fiscal quarters most recently ended to (b) Consolidated Fixed Charges for the four (4) fiscal quarters most recently ended.

          "Consolidated Fixed Charges" shall mean, for any period, (a) the Consolidated Interest Expense, calculated at a fixed rate equal to the fixed rate payable under any related Permitted Hedges and, to the extent not the subject of Permitted Hedges, the rate payable as of the date of calculation plus
(b) the scheduled repayments of principal on Consolidated Funded Debt payable by the Corporation and its Subsidiaries during such period plus (c) Restricted Payments payable on any preferred Equity Interests (but not common stop or "op" units) of the Corporation. To the extent that any Joint Venture is not a Subsidiary whose financial results are not consolidated with those of the Corporation, Consolidated Fixed Charges shall be calculated taking into account the JV Pro Rata Share of those items that otherwise would be included in such calculation.

          "Consolidated Funded Debt" shall mean, for any Person, without duplication, the Debt of such Person and its Subsidiaries on a consolidated basis. To the extent that any Joint Venture is not a Subsidiary whose financial results are consolidated with those of the Corporation, Consolidated Funded Debt shall be calculated taking into account the JV Pro Rata Share of those items that otherwise would be included in such calculation.

          "Consolidated Interest Coverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case determined for the four fiscal quarters most recently ended and, for the first three fiscal quarters after the date of this Agreement, on an Annualized Basis.

          "Consolidated Interest Expense" shall mean, for any period, for the Corporation and its Subsidiaries on a consolidated basis, the sum of all interest, premium payments and debt discount of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP. To the extent that any Joint Venture is not a Subsidiary whose financial results are not consolidated with those of the Corporation, Consolidated Interest Expense shall be calculated taking into account the JV Pro Rata Share of those items that otherwise would be included in such calculation.

          "Consolidated Leverage Ratio" shall mean, as of any date, the ratio of
(a) Consolidated Funded Debt as of such date to (b) the sum of the following determined on a consolidated basis for the Corporation and its Subsidiaries (plus, to the extent that any Joint Venture is not a Subsidiary whose financial results are consolidated with those of the

Corporation the JV Pro Rata Share of): (i) Real Property plus (ii) Accumulated Depreciation plus (iii) cash and Cash Equivalents, including Cash Collateral.

          "Consolidated Net Income" shall mean, for any period, for the Corporation and its Subsidiaries on a consolidated basis, the net income of the Corporation and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period.

          "Consolidated Net Worth" shall mean, as of any date, the consolidated stated net worth of the Corporation and its Subsidiaries determined in accordance with GAAP but excluding any unrealized gains or losses relating to Obligations under Permitted Hedges.

          "Construction Documents" shall mean those documents that the Administrative Agent may reasonably require to be delivered and in full force and effect as a condition to reconstruction of property upon an Event of Loss or in connection with disbursement of Loans to finance Capital Expenditures. "Construction Documents" may include, without limitation, the following, all of which shall be in form and substance satisfactory to the Administrative Agent:
(a) budgets for hard and soft costs, (b) construction plans and specifications,
(c) project agreements and assignments thereof, (d) construction schedules, (e) contracts with construction consultants and supervisors acting on behalf of the Administrative Agent (including agreements of the Borrower to pay the fees and expenses of the same), (f) updated Appraisals, (g) soil/geo-technical reports,
(h) Mortgages Policies and endorsements thereto, (i) certificates of the Borrower, and other evidence satisfactory to the Administrative Agent, that its representations and warranties contained in this Agreement and the other Loan Documents are accurate and complete in all material respects and that no Event of Default or Potential Default has occurred and is continuing, (j) evidence satisfactory to the Administrative Agent and its consultants that sufficient funds are available to complete the planned improvements and that such improvements are progressing satisfactorily, (k) detailed breakdowns of costs covered by budgets, including itemizations of (i) all costs accrued as of the date of the requested disbursement, (ii) all costs accrued and unpaid as of such date, (iii) all costs projected to be necessary, and (iv) the application of all past Investments, (l) construction progress reports consistent with approved construction schedules, (m) unconditional partial waivers of liens from contractors and subcontractors receiving payments, (n) unconditional final waivers of liens from contractors and subcontractors, (o) copies of such construction permits, licenses, and inspection certificates and other evidences of Requirements of Law, (p) copies of individual trade invoices from contractors and subcontractors to be paid, in whole or in part, (q) evidence satisfactory to the Administrative Agent that the amount of any disbursement shall not, in the aggregate exceed (i) the amount of all direct construction costs incurred through the date of such disbursement minus (ii) the amount of any retainage,
(r) upon completion, standard American Institute of Architects' form of certificate of project completion certifying that the construction work has been completed in a good and workmanlike manner and in accordance with approved plans, (s) upon completion, a copy of a valid notice of completion that has been duly recorded, (t) upon completion, evidence satisfactory to the Administrative Agent that any applicable Lien periods shall have expired, (u) certificates of insurance or copies of insurance policies reasonably required by the Administrative Agent and (v) evidence satisfactory to the Administrative Agent that the Borrower has available to it amounts sufficient to complete the planned improvements in accordance with approved budgets, plans and agreements.

          "Contact Office" shall mean the office of the Administrative Agent located at California Plaza, 300 South Grand Avenue, SC-CAL-05-F, Los Angeles, CA 90071, Attention:

Agency Services, or such other office as the Administrative Agent may notify the Borrower and the Lenders from time to time in writing.

          "Continuation or Conversion Request" shall mean a Continuation or Conversion Request substantially in the form of Exhibit D to this Agreement.

          "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control" shall mean, in respect of any Affiliate, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Corporation" shall mean Vintage Wine Trust Inc., a Maryland corporation.

          "Debt" shall mean, as to any Person (a) all Indebtedness for borrowed money, (b) Capital Lease Obligations, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or
(z) evidenced by a note or similar written instrument and (e) all Indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person and (f) all Indebtedness in the nature of a Guarantee of the foregoing.

          "Debtor Relief Law" shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or any other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

          "Default Rate" shall have the meaning given such term in Paragraph 2(l) above.

          "Development Borrowing Base Lease" shall mean a Borrowing Base Lease under which the Tenant agrees, on terms and conditions reasonably acceptable to the Administrative Agent, to reimburse the landlord for Investments made in the subject Real Property through increased rental payments beginning promptly after the date of such Investment.

          "Development Property" shall mean, during any period of active development, any Real Property that is being developed into a Vineyard or Winery Related Asset. For purposes of this definition, property will be construed as in "active development" so long as development is being diligently pursued in accordance with reasonable and customary business practices.

          "Dispose" or "Disposition" shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person,


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including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

          "Effective Aggregate Commitments" shall mean, as of any date, the aggregate amount of Effective Commitments.

          "Effective Commitment" shall mean, as to each Lender, as of any date
(a) its initial Commitment to make Term Loans to the Borrower pursuant to Paragraph 1(a) minus (b) any reduction therein as a result of any Assignment and Assumption, any optional reduction in the Aggregate Commitments pursuant to Paragraph 2(n) above, any Amortizing Payments theretofor payable on such Term Loans and any other payments made on such Term Loans, whether optional or otherwise, made pursuant to Paragraph 1(e) above plus (c) any increase as a result of any Assignment and Assumption or upon any Increase Effective Date. The Effective Commitment of a Lender shall be reduced to $0.00 on the earlier of (i) termination of the Aggregate Commitments upon an Event of Default, (ii) termination of the Aggregate Commitments at the election of the Borrower and
(iii) the last day of the Availability Period.

          "Eligible Assignee" shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Bank Fund, (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the Swing Line Lender and
(iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries, and (e) after the end of the Availability Period, with the prior written consent of the Administrative Agent, any other commercial lender organized under the laws of the United States or state thereof (or financial institution organized under the laws of any country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country acting through a branch or agency in the United States) having a combined capital and surplus of at least $100,000,000.

          "Employee Benefit Plan" shall mean any Pension Plan, any employee welfare benefit plan, or any other employee benefit plan which is described in
Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA affiliate of the Borrower.

          "Environmental Assessment" shall mean, with respect to any Real Property, an environmental assessment report with respect to such Real Property that is in form and substance satisfactory to the Administrative Agent, from an environmental consulting firm reasonably acceptable to the Administrative Agent, as to any hazards, costs or liabilities under Environmental Laws.

          "Environmental Claim" shall mean any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any government authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Laws, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
(c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Laws" shall mean all federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative


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orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating environmental, health, safety and land use matters, including any requirements of governmental authorities relating to (a) environmental matters, or (b) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare. "Environmental Laws" shall include the terms of any permit, approval, license or other authorization required under other Environmental Laws.

          "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

          "ERISA Affiliate" shall mean, as applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of
Section 414(b) and (c) of the Code.

          "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan: (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on any publicly available service that displays an average British Bankers Association Interest Settlement Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or (b) if such rate shall not be available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent or an Affiliate of the Administrative Agent to major banks in the London or other offshore interbank market for such currency at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

          "Eurodollar Reserve Percentage" shall mean with respect to an Interest Period for a Eurodollar Rate Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurodollar liabilities.

          "Event of Default" shall have the meaning given such term in Paragraph 9 of this Agreement.

          "Event of Loss" shall mean, with respect to any Borrowing Base Property, (a) any loss, destruction or damage to such property and (b) any pending or actual Taking.

          "Excluded Business Trusts" shall mean Vintage Wine Trust I, a Delaware business trust and general partner in the Borrower, and Vintage Wine Trust II, a Delaware business trust and the majority limited partner in the Borrower each of which (a) has been


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organized for the sole purpose of serving as a partner in the Borrower; (c) has no assets other than Equity Interests in the Borrower and directly related interests; (d) has no liabilities except immaterial liabilities associated with ownership of such interests; (e) has not engaged in, and has no intent or obligation to engage in other business activities.

          "Excluded Taxes" shall mean, with respect to the Administrative Agent, the Swing Line Lender or any Lender or any other recipient of any payment made or to be made by or on account of any obligation of the Borrower, the Corporation or any Subsidiary hereunder, (a) Taxes imposed on or measured by net income (however denominated) and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, doing business or otherwise subject to taxation of its income or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Paragraph 3(f) above) any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Paragraph 3(e) above, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower, the Corporation or any Subsidiary with respect to such withholding tax pursuant to Paragraph 3(e) above.

          "Extended Period" shall mean the period from the Increase Effective Date, if any, until but not including the date that is eighteen months after the Increase Effective Date.

          "Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of the West on such day on such transactions as determined by the Administrative Agent.

          "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time consistently applied.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


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          "Guarantee" shall mean, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

          "Guarantors" shall mean, collectively, the Persons identified as "Guarantors" on the signature pages hereto and each other Person that is required to become a Guarantor by executing a Joinder as contemplated by Paragraph 7(m) above.

          "Guaranty" shall mean the Guaranty by the Guarantors in favor of the Administrative Agent and Secured Parties pursuant to Paragraph 4 above.

          "Hazardous Materials" shall mean (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any government authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Real Property or to the indoor or outdoor environment.

          "Hazardous Materials Activity" shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened


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Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Hedge Obligations" shall mean, as of any date, obligations owed under Permitted Hedges to one or more Lenders that are, and at the time that such Permitted Hedges were executed were, a party to this Agreement.

          "Increase Effective Date" shall have the meaning given such term in Paragraph 2(o)(4) above.

          "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP and practices, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined and all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

          "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

          "Information Memorandum" shall mean the Confidential Offering Memorandum dated May 3, 2005 used by the Administrative Agent in connection with the syndication of the Commitments.

          "Initial Period" shall mean the period from and including the Closing Date until, but not including, March 31, 2007.

          "Initial Transactions" shall mean the Private Offering, the making of the initial Loans under this Agreement and the Acquisition or financing of Borrowing Base Properties on the Closing Date.

          "Interest Period" shall mean, as to each Eurodollar Rate Loan, the period commencing on the 10th day of any month and ending on the 10th day of the first, second, third or sixth month thereafter, as selected by the Borrower or as otherwise provided in this Agreement; provided that any no Interest Period shall extend beyond the Maturity Date; provided further that with respect to any Eurodollar Rate Loan disbursed on a day other than the 10th day of a month, (a) the initial Interest Period (a "Stub Interest Period") for such Eurodollar Rate Loan shall end one month from the date disbursed and (b) such Eurodollar Rate Loan shall be continued as a Eurodollar Rate Loan or converted to a Base Rate Loan on the 10th day of the month falling within such Stub Interest Period.

          "Investment" shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of


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covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          "IP Rights" shall mean the right to use trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property.

          "Joinder" shall have the meaning given such term in Paragraph 4(n) above.

          "Joint Venture" shall mean any joint venture (a) in which the Corporation or any of its Subsidiaries holds any Equity Interest, (b) that is not a Subsidiary of the Corporation or any of its Subsidiaries and (c) the accounts of which would not appear on the consolidated financial statements of the Corporation.

          "JV Pro Rata Share" shall mean, with respect to any Joint Venture at any time, the fraction, expressed as a percentage, obtained by dividing (a) the total value of all Equity Interests in such Joint Venture held by the Corporation and any of its Subsidiaries by (b) the total value of all outstanding Equity Interests in such Joint Venture at such time.

          "Lease" shall mean an operating lease, sublease, license, occupancy agreement or rights-of-use entered into by the Borrower or any other Loan Party in its capacity as a lessor or a similar capacity in the ordinary course of business.

          "Lenders" shall mean the Lenders from time to time party hereto and, as the context may require the Administrative Agent and the Swing Line Lender.

          "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financial statement under the Uniform Commercial Code of any jurisdiction.

          "Limited Recourse Carve-Outs" shall mean customary carve-outs to Non-Recourse Debt such as, for example, personal recourse for fraud, misrepresentation, bankruptcy, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

          "Loan" shall have the meaning given such term in Paragraph 1(a)(2) above.

          "Loan Documents" shall mean this Agreement, the Guaranties, the Collateral Documents and each other document, instrument or agreement executed by the Borrower or the Guarantor in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time.

          "Loan Party" shall mean the Borrower and each of its Subsidiaries and Affiliates, if any, from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

          "Loan Request" shall mean a request for a Loan in substantially the form of Exhibit F to this Agreement.


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          "Material Adverse Effect" shall mean (a) in the case of the Loan
Parties, a material adverse effect on (i) the business, operations, properties, assets or conditions (financial or otherwise) of the Corporation and its Subsidiaries, taken as a whole, or (ii) the ability of the Loan Parties to perform the Obligations or (iii) the legality, validity, binding effect or enforceability of any Loan Document or (iv) a material portion of the Collateral, including, without limitation, by reason of agricultural practice, weather or other events, or (v) any Lien of the Administrative Agent on a material portion of the Collateral.

          "Material Contract" shall mean, with respect to any Loan Party, each contract to which such Person is a party that is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Loan Party.

          "Maturity Date" shall mean the earlier of: (a) September 30, 2016 and
(b) the date the Lenders terminate their obligation to make further Loans hereunder pursuant to Paragraph 9 of this Agreement and accelerate their Obligations.

          "Moody's" shall mean Moody's Investors Service, Inc. and any successor thereto.

          "Mortgage" shall mean a Deed of Trust substantially in the form of Exhibit H to this Agreement, with such modifications as shall be acceptable to the Administrative Agent in its discretion.

          "Mortgage Policy" shall mean, except as the Administrative Agent shall otherwise determine in its discretion, an extended coverage 1970 ALTA Loan Policy (revised 10/17/70) issued by the title insurer and in form and substance satisfactory to the Agent in its discretion, which shall insure the lien of the Mortgage on such Borrowing Base Property as a valid first lien on the Borrower's estate therein (as well as on all rights and easements under any applicable reciprocal easement or similar agreement and all other appurtenant interests), subject to no exceptions other than Permitted Liens. Unless otherwise approved by the Administrative Agent, each Mortgage Policy shall be in the amount of the Commitments of all Lenders (or such lesser amount as may be approved by the Administrative Agent for Borrowing Base Properties located in jurisdictions where aggregate liability coverage is not available), and shall be reinsured with other companies and in such amounts as may be acceptable to the Agent pursuant to 1987 ALTA Facultative Reinsurance Agreements (with direct access) in form and substance satisfactory to the Administrative Agent in its discretion. Each Mortgage Policy shall also include such endorsements as may be required by the Agent in its discretion, including, without limitation, each of the following endorsements: (a) a CLTA 100 endorsement relating to covenants, conditions and restrictions and encroachments; (b) a CLTA 103.4 or 103.7 endorsement insuring that such Borrowing Base Property has access to a specified physically open, dedicated and accepted public street; (c) a CLTA 104.6 endorsement insuring the priority of the assignment of leases and rents for such Borrowing Base Property; (d) a CLTA 111.5 endorsement (variable rate); (e) a CLTA 116 endorsement; (f) a CLTA 116.1 endorsement; (g) a revolving credit endorsement; (h) a tie-in endorsement; (i) an environmental endorsement; and (j) "last-dollar" endorsement. Unless otherwise approved by the Administrative Agent, no Title Policy shall include an exception for bankruptcy, fraudulent conveyance or creditors' rights issues. The title insurer shall not insure or endorse over any lien or other easement, whether based on an indemnity from the Corporation or any of its Subsidiaries or otherwise, without the prior approval of the Administrative Agent.


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          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 3(37) of ERISA.

          "Negative Pledge" shall mean a contractual term that limits the ability of the Corporation or any of its Subsidiaries to create, incur, assume or suffer to exist Liens on its property or requires the grant of a Lien to secure an obligation of another Person if a Lien is granted to secure the Obligations or Guaranteed Obligations.

          "Net Cash Proceeds" shall mean, with respect to (a) any sale, transfer or other Disposition (including, without limitation, any event for which insurance proceeds or casualty or condemnation awards are received) of any asset or (b) the incurrence or issuance of any Debt or (c) the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducted therefrom only (without duplication) (i) brokerage commissions, underwriting fees and discounts, legal fees, finder fees and other similar fees and commissions, (ii) the amount of Taxes paid (or reserved) in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are promptly paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof, and (iii) any proceeds required to be distributed by the Corporation order to continue to qualify as a REIT under the Code or to avoid the incurrence of federal, state or local income or excise Taxes. "Net Cash Proceeds" shall not include cash proceeds from Real Property subject to Debt permitted by this Agreement that is secured by a Lien on such Real Property and that the recipient is required by the holder of such Debt otherwise to retain or to apply the proceeds on account of such Real Property or Debt.

          "Net Interest Expense" shall mean, for any period, Consolidated Interest Expense plus the portion of any upfront costs and expenses incurred by the Corporation or any of its Subsidiaries in respect of Permitted Hedges. To the extent that any Joint Venture is not a Subsidiary whose financial results are not consolidated with those of the Corporation, Net Interest Expense shall be calculated taking into account the JV Pro Rata Share of those items that otherwise would be included in such calculation.

          "Net Operating Income" shall mean, for any Real Property for any period, an amount equal to the total rental and other income (disregarding extraordinary items) from the operation of such Real Property for such period, after deducting all expenses and other proper charges incurred by any Loan Party in connection with the operation and maintenance of such Real Property during such period, including, without limitation, management fees, real estate taxes and bad debt expenses but before payment or provision for debt service charges, Taxes, depreciation, amortization and other non-cash expenses, in each case for such period, all as determined in accordance with GAAP.

          "Net Purchase Price" shall mean the total cash and noncash consideration for paid by a Person for an asset (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers of such asset, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under non-compete, consulting and other affiliated agreements with, the sellers of such asset, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions


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of debt, liabilities and other obligations in connection therewith), whether paid by or on behalf of such Person.

          "Non-Recourse Debt" shall mean Debt directly secured by Real Property under which neither the Corporation nor any of its Subsidiaries has any obligations other than on account of Limited Recourse Carve-Outs.

          "Note" shall have the meaning given such term in Paragraph 2(h) above.

          "Obligations" shall mean any and all debts, obligations and liabilities of the Borrower to the Lenders arising out of or related to the Loan Documents, whether principal, interest, fees or otherwise, whether now existing or hereafter arising, whether voluntary or involuntary, whether or not jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, whether or not from time to time decreased or extinguished and later increased, created or incurred and whether or not extended, modified, rearranged, restructured, refinanced or replaced, including without limitation, modifications to interest rates or other payment terms of such debts, obligations or liabilities.

          "Off-Balance Sheet Liabilities" shall mean, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility)
(i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (A) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (B) impair the characterization of the transaction as a true sale under applicable Requirements of Law (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness or
(ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

          "Organization Documents" shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constituent documents with respect to any non-United States jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its


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formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          "Other Taxes" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant" shall have the meaning set forth in Paragraph 11(p) above.

          "Pension Plan" shall mean any Employee Benefit Plan other than a Multiemployer Plan which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Percentage Share" shall mean, with respect to any Lender, (a) until the expiration of the Availability Period, the percentage of the sum of Aggregate Commitments and Aggregate Outstandings held by such Lender and (b) thereafter, the percentage of the Aggregate Outstandings held by such Lender.

          "Permitted Hedges" shall mean interest rate hedging arrangements to hedge floating rate Debt to fixed rate Debt; provided that such Permitted Hedge does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

          "Permitted Investment" shall mean an Investment in:

          (a) A Vineyard or Vineyard Related Asset; or

          (b) A Vineyard or Vineyard Related Asset that (i) satisfies the requirements for a Borrowing Base Property, (ii) is subject to a Borrowing Base Lease that is not with an Approved Tenant, and (iii) when aggregated with all such Investments and Investments described in clause (c) below, does not exceed $33,000,000; or

          (c) Development Property or in a mortgage loan secured by a first Lien on a Vineyard or on Development Property that (i) when aggregated with all such Investments, does not exceed $15,000,000 and (ii) when aggregated with Borrowing Base Leases on Development Property with a Tenant who is not an Approved Tenant and Capital Expenditures described in clause (i) below, does not exceed as of the date such Investment is made (A) the greater of $20,000,000 or 5% of the Total Assets as of the date such Investment is made or (B) when aggregated with all such Investments, Capital Expenditures described in clause (i) below and Investments described in clause (b) above, does not exceed $33,000,000; or

          (d) A Joint Venture that holds and operates only Vineyards, Development Property or Associated Investments in which the Borrower is the general partner and owns 50.1% or more of the Equity Interests; or

          (e) A Joint Venture that holds and operates only Vineyards or Associated Investments in which the Borrower is not the general partner and/or owns less than 50.1% of the Equity Interests but only if such Investment, when aggregated with all such Investments, does not


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exceed the greater of $20,000,000 or 5% of Total Assets as of the date that such
Investment is made; or

          (f) Winery Related Assets that (i) satisfy the requirements for a Borrowing Base Property and (ii) is subject to a Borrowing Base Lease with an Approved Tenant; or

          (g) Winery Related Assets not constituting a Borrowing Base Property that (i), when aggregated with all such Investments, does not exceed the greater of $160,000,000 or 40% of Total Assets as of the date such Investment is made and (ii) when aggregated with all Investments in Winery Related Assets, does not, without the prior written consent of the Required Lenders, exceed 40% of Total Assets as of the date that such Investment is made; or

          (h) Capital Expenditures for improvements to a Vineyard or Development Property that is subject to a Development Borrowing Base Lease or other Lease containing normal and customary terms and conditions intended to assure to the landlord reimbursement of such Capital Expenditures; or

          (i) Capital Expenditures, other than Capital Expenditures permitted by clause (h) above, that when aggregated with all such Investments and Investments in Development Property and in mortgage loans secured by a first Lien on Vineyards or Development Property made pursuant to clause (c) above, does not exceed the greater of $20,000,000 or 5% of Total Assets as of the date that such Investment is made; or

          (j) Cash, Cash Equivalents, short-term marketable debt securities, Permitted Hedges or accounts receivable owing to the Corporation or any of its Subsidiaries in the ordinary course of business; or

          (k) Advances to officers, directors and employees of the Corporation and its Subsidiaries in the ordinary course of business as presently conducted for travel, entertainment, relocation and analogous ordinary business purposes; or

          (l) The Borrower, by the Borrower in its wholly owned Subsidiaries, by wholly owned Subsidiaries of the Borrower to other such wholly owned Subsidiaries, and by the Corporation in its Subsidiaries; or

          (m) Non-cash consideration received in the ordinary course of business upon Dispositions permitted by this Agreement; or

          (n) Intercompany loans to the Borrower, intercompany loans of wholly owned Subsidiaries of the Borrower to other such wholly owned Subsidiaries and intercompany loans from the Borrower and the Corporation to wholly owned Subsidiaries of the Borrower; or

          (o) Permitted Hedges; or

          (p) Mortgaged-backed securities rated no lower than investment grade (BBB- by S&P or Baa3 by Moody's);

provided, however, the aggregate amount of Investments made pursuant to clauses
(b), (c), (e) and (i) shall not exceed the greater of $75,000,000 or 18.75% of Total Assets; provided, further, no Investment (other than an Investment described in clauses (j) through (o) above) shall be a Permitted Investment unless:


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

          (i) Both before and after giving effect to such Investment and any Loans requested to be made in connection therewith, each of the representations and warranties in the Loan Documents shall be true and correct in all material respects (except (A) any such representation or warranty which relates to a specified prior date and (B) to the extent the Administrative Agent has been notified in writing by the Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty);

          (ii) No Potential Default or Event of Default exists or, on a Pro Forma Basis, will exist or would result therefrom;

          (iii) Each Loan Party and, if applicable, any newly created or acquired Subsidiary complies with Paragraph 7(l) above; and

          (iv) Such Investment will not include or result in contingent liabilities that could reasonably be expected to have a Material Adverse Effect.

          "Permitted Liens" shall mean the following types of Liens:

          (a) Liens securing Non-Recourse Debt permitted by Paragraph 8(c) above;

          (b) Liens for Taxes, assessments or governmental charges or claims the payment of which is not, at the time, delinquent;

          (c) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, design professionals, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (e) any attachment or judgment Lien not constituting an Event of Default;

          (f) leases or subleases granted to Tenants and other third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

          (g) easements, rights-of-way, restrictions, encroachments, governmental and public utility liens, private restrictions, covenants, reservations, licenses and other agreements of


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

an immaterial nature and other minor defects or irregularities in title, in each case that do not and will not result in a Material Adverse Effect;

          (h) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any Real Property;

          (k) Liens securing obligations (other than obligations representing Debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Corporation and its Subsidiaries;

          (l) licenses of patents, trademarks, tradenames, copyrights, technology, software, know-how, and processes used or necessary for the conduct of the business of the Borrower and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole granted by Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiaries;

          (m) Liens in favor of the Administrative Agent for the benefit of the Secured Parties;

          (n) Liens on property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure Indebtedness in an aggregate amount not to exceed $2,500,000 incurred solely for the purpose of financing the acquisition of such property; provided that such Lien attaches only to the property purchased and only secures the purchase price of such property;

          (o) Liens existing upon property acquired by the Borrower or any Subsidiary, as approved by the Administrative Agent in the Administrative Agent's discretion;

          (p) Liens securing judgments for the payment of money not constituting an Event of Default under Paragraph 9(a)(8) above or securing appeal or other surety bonds related to such judgments;

          (q) Liens securing Indebtedness securing Capital Lease Obligations and other purchase money obligations permitted under Paragraph 8(c)(6); provided that (i) such Liens securing Capital Lease Obligations and purchase money obligations do not at any time encumber any property other than the property financed by such Indebtedness and (ii) Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

          (r) Liens on Borrowing Base Property described in Title Insurance Policies or comprised of Borrowing Base Leases; and


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

          (s) any Liens expressly permitted by the terms and conditions of any of the Loan Documents.

          "Person" shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, government or any department or agency of any government.

          "Personal Property Collateral Documents" shall mean the Administrative Agent shall have received a Security Agreement in form and substance satisfactory to the Administrative Agent and the Lenders duly executed by each applicable Loan Party together with: (a) to the extent certificated, certificates representing any Equity Interests pledged pursuant thereto accompanied by undated stock (or its equivalent) powers executed in blank; (b) proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority Liens created under the Security Agreement, covering the Collateral described in the Security Agreement; (c) completed requests for information, dated on or prior to the Closing Date, together with all effective financing statements filed in the jurisdictions referred to in the preceding clause (b) that name any Loan Party, as debtor, together with copies of such other financing statements; (d) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder; and
(e) evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority Liens created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and third-party consents).

          "Plan" shall mean any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of the Borrower or any ERISA Affiliate (and any such plan no longer maintained by the Borrower or any of its ERISA Affiliates to which the Borrower or any of its ERISA Affiliates has made or was required to make any contributions during the five years preceding the date on which such plan ceased to be maintained).

          "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

          "Private Offering" shall have the meaning set forth in the Preliminary Statement to this Agreement.

          "Pro Forma Basis" shall mean, with respect to compliance with any test or covenant hereunder and calculation of other amounts, adjustments made to effect to any transaction (including pro forma adjustments arising out of events which are directly attributable to the transaction, are factually supportable to the satisfaction of the Administrative Agent and are expected to have a continuing impact, in each case determined on a basis consistent with application of GAAP and Requirements of Law; such pro forma adjustments may include anticipated income upon completion of planned Capital Expenditures on Development Properties, cost savings from restructuring charges or integration activities or other adjustments based on reasonable assumptions by an Authorized Officer of the Borrower or, if required by this Agreement, the Corporation, together with such other pro form adjustments certified as based on reasonable assumptions by an Authorized Officer of such Person, for purposes of determining such compliance, the historical financial statements of the relevant Person or asset).


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

          "Reappraisal Allocated Amount" shall mean, as of any date that Reappraisal Loans are made with respect to a Borrowing Base Property, the increase in the Borrowing Base Property Value of such Borrowing Base Property as a result of the most recent delivery of an Appraisal pursuant to this Agreement.

          "Reappraisal Loan" shall mean a Term Loan (or Swing Line Loan subject to being refinanced by a Term Loan) made available for Borrowing in an Applicable Period after the Applicable Period in which a Borrowing Base Property was first acquired or financed by reason of the fact that the Borrowing Base Property Value of such Borrowing Base Property increased upon delivery of a new Appraisal pursuant to Paragraph 7(j)(1) above.

          "Real Property" shall mean real property, including vines and, if applicable, the fruit thereon, stakes, trellises, irrigation, improvements, facilities thereon and related entitlements, including water rights.

          "Real Property Collateral Documents" shall mean, with respect to any Real Property, each of the following:

          (a) a Mortgage that has been duly executed, acknowledged and delivered in a form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsiding Lien on the Real Property described therein in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens, and that all filing and recording Taxes and fees have been paid;

          (b) a Mortgage Policy;

          (c) such affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, so called "gap" indemnification) as shall be required to induce the title insurance company under the Mortgage Policy to issue the Mortgage Policy as required by this Agreement;

          (d) evidence satisfactory to the Administrative Agent of payment of all Mortgage Policy premiums in respect of such Real Property, search and examination charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage and issuance of such Mortgage Policy;

          (e) if required by the Administrative Agent or in connection with Mortgage Policies, express maps or a survey of such Real Property (and all improvements thereon) (i) prepared by a surveyor or engineer licensed to perform surveys in the state where Real Property is located; (ii) dated a recent date reasonably satisfactory to the Administrative Agent; (iii) certified by the surveyor in a manner reasonably acceptable to the Administrative Agent; (iv) complying in all respects with the minimum detail requirement of the American Land Title Association as such requirements are in effect on the date of the preparation of such survey; and (v) sufficient for the title insurance company issuing the Mortgage Policy to remove any survey exceptions from the Mortgage Policy and issue the endorsements required by this Agreement;

          (f) an Appraisal of such Real Property;


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

          (g) copies of Leases for such Real Property along with, to the extent reasonably requested by the Administrative Agent, a memorandum of such Lease in recordable form with respect to the leasehold create thereby or evidence that such Lease has been recorded in all places necessary or desirable in the Administrative Agent reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest or, if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent;

          (h) unless otherwise agreed by the Administrative Agent in writing, a Subordination, Non-Disturbance and Attornment Agreement substantially in the form of Exhibit K to this Agreement and estoppel certificates from each Tenant;

          (i) an Environmental Assessment for such Real Property;

          (j) an Environmental Indemnity Agreement substantially in the form of
Exhibit I to this Agreement and assignments of any management agreements for such Real Property in form and substance satisfactory to the Administrative Agent;

          (k) flood hazard certificates covering the Real Property in form and substance reasonable acceptable to the Administrative Agent and certifying whether such property is located in a flood hazard area, as determined by reference to the applicable FEMA map;

          (l) upon request of the Administrative Agent, a copy, certified to be true, correct and complete of the acquisition agreement pursuant to which such Real Property is to be, or has been, acquired;

          (m) evidence satisfactory to the Administrative Agent of compliance of such Real Property with all Requirements of Law and assurances satisfactory to the Administrative Agent that the Real Property benefits, and will continue to benefit, from the zoning, water rights (whether appurtenant, riparian or prescriptive and including, without limitation, any assignment of water rights duly acknowledged by any water master reasonably requested by the Administrative Agent) and other entitlements necessary or desirable for its continued normal operation; and

          (n) evidence satisfactory to the Administrative Agent that such Real Property is insured by Required Insurance in accordance with this Agreement and any other Loan Document with respect to such Real Property.

          "Regulation U" shall mean Regulation U as promulgated by the Board of Governors of the Federal Reserve System.

          "REIT" shall mean, with respect to a Person, that (a) such Person is qualified to be treated for Tax purposes as a real estate investment trust under Sections 856-860 of the Code and (b) the method of taxation provided for in Sections 857 et seq. of the Code are applicable to such Person and its shareholders.


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          "Related Parties" shall mean, with respect to any Person, such Person
Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person affiliates.

          "Release" shall mean a release, dispersal or other distribution of Hazardous Materials on or about any Real Property.

          "Required Insurance" shall mean the insurance described in Paragraph 7(h) above.

          "Required Lenders" shall mean (a) until the end of the Availability Period, two (2) or more Lenders holding more than 66 2/3% of the Aggregate Commitments and Aggregate Outstandings and (b) after the end of the Availability Period, two (2) or more Lenders holding more than 66 2/3% of the Aggregate Outstandings.

          "Requirements of Law" shall mean as to any Person the Certificate of Incorporation and ByLaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restricted Payment" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its equity holders or authorized or made any other distribution, payment or delivery of property (other than Equity Interests of such Person) or cash to its equity holders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of its capital Equity Interests outstanding on and after the Closing Date (or any options or warrants issued by such Person with respect to such Equity Interests) or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any of the Equity Interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to such Equity Interests). Without limiting the generality of the foregoing, "Restricted Payment" shall include all payments made or required to be made by a Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and any successor thereto.

          "Same Day Funds" shall mean immediately available funds.

          "Scheduled Amortization" shall mean, with respect to the Corporation and its Subsidiaries on a consolidated basis, as of any date, (a) Debt maturing within one year from the date of determination, excluding balloon payments on Non-Recourse Debt permitted by this Agreement and (b) the current portion of Debt maturing more than one year from the date of determination.

          "SEC" shall mean the United States Securities and Exchange Commission and any analogous foreign body.

          "Secured Obligations" shall mean the Obligations and Hedge
Obligations.


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          "Secured Parties" shall mean, collectively, the Administrative Agent, each of the Lenders and each Lender in its capacity as counterparty to any Permitted Hedge.

          "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit G to this Agreement.

          "Solvent" shall mean, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person liabilities (including disputed liabilities evaluated for purposes of Section 101(31) of the United States Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act); (b) the present fair salable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, for which such Person property would constitute unreasonably small capital.

          "SPE" shall mean any Person (a) which has a legal structure and capitalization intended to make such entity a "bankruptcy remote" entity; (b) which has been organized for the sole purpose of purchasing financial and/or real estate and related assets in connection with a structured financing or securitization transaction permitted hereunder; (c) which has no assets other than (i) the financial or real estate assets directly acquired in connection with, and which are the subject of, such structured financing, and any related title or other insurance policies, hedge agreements and other assets directly or indirectly and only to the extent related to such assets, (ii) cash and other assets contributed or distributed to such Person, or otherwise acquired by it, in connection with such structured financing or securitization transaction, and which assets are retained by such Person either pursuant to the requirements of such structured financing or securitization transaction or to permit it to fulfill its obligations under the terms of such structured financing or securitization transaction, and (iii) assets which such Person it to (and does in fact) dispose of promptly following such Person's acquisition of such assets, and (d) which none of the Borrower of any other Loan Party have any direct obligation to maintain or preserve such Person's financial conditions or to cause such Person to achieve any specified levels of operating results except as otherwise permitted in connection with such structured financing or securitization transaction.

          "Special Lender" shall have the meaning set forth in Paragraph 11(p)(3)(ii) above.

          "Special Participant" shall have the meaning set forth in Paragraph 11(p)(3) (ii) above.

          "Special Participation" shall have the meaning set forth in Paragraph 11(p)(3)(ii) above.

          "Stub Interest Period" shall have the meaning given in the definition of "Interest Period."


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          "Subordinated Indebtedness" shall mean any Indebtedness that is subordinated to the Secured Obligations on the terms and conditions reasonably satisfactory to the Administrative Agent.

          "Subsidiary" shall mean with respect to any Person, (a) any corporation more than fifty percent (50%) of the stock of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation shall, at the time as of which any determination is being made, be owned by such Person, either directly or through Subsidiaries of such Person (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), and (b) any Person other than a corporation, including, without limitation, any partnership, joint venture or other business combination, whose management and policies are controlled by or under common control with such Person or any of the Subsidiaries of such Person.

          "Sub-Tranche" shall mean, with respect to all Loans used to acquire, finance or improve a Borrowing Base Property, an undivided percentage of such Loans, allocated to each Borrowing Base Lease on such Borrowing Base Property for purposes of determining the Applicable Rate and the Tranche Maturity Date, where each such Sub-Tranche of Loans shall be in a principal amount equal to (a) the Net Operating Income from such Borrowing Base Lease during the four fiscal quarters most recently ended divided by the Net Operating Income from all Borrowing Base Leases on such Borrowing Base Property during such four fiscal quarters multiplied by (b) the principal amount of all such Loans. If a Borrowing Base Property is subject to only one Borrowing Base Lease, all Loans used to acquire, finance or improve such Borrowing Base Property shall be in one Sub-Tranche. The Sub-Tranches of Loans for each Borrowing Base Property shall be automatically recalculated upon (i) the termination or extension of or addition of any Borrowing Base Lease to a Borrowing Base Property and (ii) the making of an additional Tranche of Term Loans to acquire, finance or improve such Borrowing Base Property.

          "Swap Termination Value" shall mean, in respect of any one or more Permitted Hedges or any other derivative contract, after taking in account the effect of any legally enforceable netting agreement relating thereto (a) for any date on or after the date such contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such contracts (which may include a Lender or any Affiliate of a Lender).

          "Swing Line Lender" shall mean Bank of the West, in its individual capacity, or any other Lender mutually acceptable to the Administrative Agent and the Borrower.

          "Swing Line Loan" shall have the meaning given such term in Paragraph 1(a)(2) above.

          "Swing Line Sublimit" shall mean an amount equal to the lesser of the Aggregate Commitments and $10,000,000. The Swing Line Sublimit is part of and not in addition to the Aggregate Commitments.


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          "Taking" shall mean a taking or voluntary conveyance during the term hereof or of all or party of any Real Property or any interest therein or right accruing thereto or use thereof, as the result of or in settlement of any condemnation or other eminent domain proceeding by an Governmental Authority affecting any Real Property or any portion thereof whether or not the same shall have actually been commenced.

          "Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          "Tenant" shall mean any Person who is a lessee under a lease of Real Property.

          "Term" shall mean the period from the execution of a Borrowing Base Lease until the last day under such Lease, without giving effect to any extension or holdover rights or obligations, when the Tenant may continue to occupy the underlying Borrowing Base Property and, absent default or abatement in accordance with the Lease, is obligated to make lease payments.

          "Term Loan" shall have the meaning given such term in Paragraph 1(a)(1) above.

          "Termination Event" shall mean (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation under such regulations), or (b) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(l) (2) or 4068(f) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (e) the imposition of a lien pursuant to Section 412(n) of the Internal Revenue Code.

          "Total Assets" shall mean, as of any date, the consolidated assets of the Corporation and its Subsidiaries determined in accordance with GAAP plus Accumulated Depreciation.

          "Tranche" shall mean a group of Term Loans made, in any one Applicable Period, to acquire, finance or improve a Borrowing Base Property or to repay or refinance Swing Line Loans made to acquire, finance or improve such Borrowing Base Property. Term Loans made with respect to a single Borrowing Base Property during different Applicable Periods shall constitute separate Tranches.

          "Tranche Maturity Date" shall mean, with respect to each Sub-Tranche of Term Loans, the earlier of (a) the last Business Day of the Term of the related Borrowing Base Lease and (b) the date the Lenders terminate their obligations to make further Loans hereunder pursuant to Paragraph 9 of this Agreement and accelerate the Obligations.

          "Underwriting Policies" shall mean the Loan Parties' underwriting policies and procedures, as the same may be modified from time to time with the prior written consent of the Administrative Agent.

          "Unfunded Pension Liabilities" shall mean the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "Unused Amount" shall mean, as of any date, the Aggregate Commitments remaining outstanding and available for borrowing.

          "Vineyard" shall mean Real Property planted and cultivated as vineyards producing grapes in commercial quantities for sale or production of branded and bulk wine.

          "Vineyard Related Assets" shall mean Real Property used or useful in agricultural activities related to the development, maintenance and operation of Vineyards, including (a) the planting, growing and maintenance of vines, (b) the harvesting, distribution and storage of grapes and (c) the acquisition, preservation and use of water rights and permits and licenses to engage in agricultural activates, but excluding any Winery Related Assets.

          "Winery Related Assets" shall mean Real Property used in processing, marketing and distribution of wine or in other wine-related non-agricultural commercial activities.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                       VINTAGE WINE TRUST LP, as the Borrower

                                       By: VINTAGE WINE BUSINESS TRUST I,
                                       its General Partner


                                       By:  /s/ Tamara D. Fischer
                                           -------------------------------------
                                       Name:  Tamara D. Fischer
                                             -----------------------------------
                                       Title:  Authorized Person
                                              ----------------------------------


                                       VINTAGE WINE TRUST INC., as a Guarantor


                                       By:  /s/ Tamara D. Fischer
                                           -------------------------------------
                                       Name:  Tamara D. Fischer
                                             -----------------------------------
                                       Title:  Chief Financial Officer
                                              ----------------------------------

                                       BANK OF THE WEST, as Administrative Agent


                                       By:  /s/ Ted A. Duncan
                                           -------------------------------------
                                       Name:  Ted A. Duncan
                                             -----------------------------------
                                       Title:  Senior Vice President
                                              ----------------------------------


                                       BANK OF THE WEST, as a Lender


                                       By:  /s/ Adam Beak
                                           -------------------------------------
                                       Name:  Adam Beak
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                       AMERICAN AGCREDIT, FLCA, as a Lender


                                       By:  /s/ Sean P. O'Day
                                           -------------------------------------
                                       Name:  Sean P. O'Day
                                             -----------------------------------
                                       Title:  Senior Vice President
                                              ----------------------------------

                                       FIRST BANK, as a Lender


                                       By:  /s/ Susan M. Cunliffe
                                           -------------------------------------
                                       Name:  Susan M. Cunliffe
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------

                                       SUNTRUST BANK, as a Lender and
                                       Documentation Agent


                                       By: /s/ Michel Odermatt
                                           -------------------------------------
                                       Name: MICHEL ODERMATT
                                             -----------------------------------
                                       Title: MANAGING DIRECTOR
                                              ----------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  THE TERM LOANS AND SWING LINE LOANS..................................     1

    1(a)  The Commitments................................................     1
    1(b)  Calculation and Payment of Interest............................     3
    1(c)  Amortization of Term Loans and Repayment of Swing Line Loans...     3
    1(d)  Mandatory and Optional Prepayments.............................     4
    1(e)  Maintenance of Borrowing Base Amount; Debt Service Coverage;
             Events of Loss..............................................     5
    1(f)  Swing Line Loans...............................................     7

2.  ADMINISTRATION OF THE LOANS..........................................     8

    2(a)  Requests for Loans.............................................     8
    2(b)  Conversion of Loans............................................     9
    2(c)  Continuation of Eurodollar Rate Loans..........................     9
    2(d)  Form of Requests for Loans, etc................................    10
    2(e)  Funding by Lenders, etc........................................    10
    2(f)  Payments by Borrower; Presumptions by Administrative Agent.....    11
    2(g)  Make-whole payment.............................................    11
    2(h)  Open Book Account..............................................    12
    2(i)  Nature and Place of Payments...................................    12
    2(j)  Allocation of Payments Received................................    12
    2(k)  Telephonic/Facsimile Communications............................    14
    2(l)  Default Interest...............................................    14
    2(m)  Computations...................................................    14
    2(n)  Reduction and Termination of Aggregate Commitments.............    14
    2(o)  Additional Commitments.........................................    15
    2(p)  Unused Commitment and Certain Other Fees.......................    16

3.  ILLEGALITY; INCREASED COSTS; TAXES...................................    17

    3(a)  Illegality.....................................................    17
    3(b)  Increased Costs Generally......................................    17
    3(c)  Capital Requirements...........................................    18
    3(d)  Certificates for Reimbursement.................................    18
    3(e)  Taxes..........................................................    18
    3(f)  Replacement of Lenders.........................................    20

4.  GUARANTY.............................................................    20

    4(a)  Guaranty.......................................................    20
    4(b)  No Setoff or Deductions; Taxes; Payments.......................    21
    4(c)  Rights of Secured Parties......................................    21
    4(d)  Certain Waivers................................................    22
    4(e)  Obligations Independent........................................    22
    4(f)  Subrogation....................................................    22
    4(g)  Termination; Reinstatement.....................................    22
    4(h)  Subordination..................................................    23
    4(i)  Stay of Acceleration...........................................    23
    4(j)  Expenses.......................................................    23

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
    4(k)  Condition of Borrower..........................................    23
    4(l)  Indemnification and Survival...................................    23
    4(m)  Foreclosure....................................................    24
    4(n)  Guaranty Supplements...........................................    25

5.  CONDITIONS PRECEDENT.................................................    25

    5(a)  Effectiveness of Agreement.....................................    25
    5(b)  Ongoing Credit Events..........................................    27

6.  REPRESENTATIONS AND WARRANTIES.......................................    28

    6(a)  Existence, Qualification and Power; Compliance with Laws.......    28
    6(b)  Organization...................................................    28
    6(c)  Authorization; No Contravention................................    28
    6(d)  Governmental Authorization; Other Consents.....................    28
    6(e)  Binding Effect.................................................    29
    6(f)  Financial Statements; No Material Adverse Effect...............    29
    6(g)  Litigation.....................................................    29
    6(h)  No Default.....................................................    29
    6(i)  Borrowing Base Amount..........................................    29
    6(j)  Ownership of Property and Liens Generally......................    30
    6(k)  Environmental Compliance.......................................    30
    6(l)  Insurance......................................................    30
    6(m)  Taxes..........................................................    30
    6(n)  ERISA Compliance...............................................    30
    6(o)  Margin Regulations; Investment Company Act; Public Utility
             Holding Company Act.........................................    31
    6(p)  Disclosure.....................................................    31
    6(q)  Solvency.......................................................    32
    6(r)  Compliance with Laws...........................................    32
    6(s)  Intellectual Property; Licenses, Etc...........................    32
    6(t)  OFAC Matters...................................................    32

7.  AFFIRMATIVE COVENANTS................................................    32

    7(a)  Financial Statements...........................................    32
    7(b)  Certificates; Other Information................................    33
    7(c)  Notices........................................................    35
    7(d)  Payment of Obligations.........................................    35
    7(e)  Registration; REIT Status; Preservation of Existence...........    36
    7(f)  Compliance with Laws and Material Contracts....................    36
    7(g)  Maintenance of Borrowing Base Properties and other Properties..    37
    7(h)  Maintenance of Insurance.......................................    38
    7(i)  Books and Records..............................................    39
    7(j)  Appraisal and Inspection Rights................................    39
    7(k)  Use of Proceeds................................................    39
    7(l)  Interest Rate Hedging..........................................    39

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
    7(m)  Additional Guarantors and Collateral...........................    39
    7(n)  Further Assurances.............................................    40

8.  NEGATIVE COVENANTS...................................................    42

    8(a)  Liens..........................................................    42
    8(b)  Investments....................................................    42
    8(c)  Indebtedness...................................................    42
    8(d)  Fundamental Changes............................................    43
    8(e)  Dispositions...................................................    43
    8(f)  Restricted Payments............................................    44
    8(g)  Transactions with Affiliates...................................    44
    8(h)  Burdensome Agreements; Negative Pledges........................    44
    8(i)  Use of Proceeds................................................    44
    8(j)  Financial Covenants............................................    44

9.  EVENTS OF DEFAULT AND REMEDIES.......................................    45

    9(a)  Events of Default..............................................    45
    9(b)  Remedies Upon Event of Default.................................    47
    9(c)  Waiver by the Borrower.........................................    47
    9(d)  Appointment of Receiver........................................    47
    9(e)  Lockbox........................................................    48

10. THE ADMINISTRATIVE AGENT.............................................    48

    10(a) Appointment and Authority......................................    48
    10(b) Rights as a Lender.............................................    48
    10(c) Exculpatory Provisions.........................................    48
    10(d) Reliance by Administrative Agent...............................    49
    10(e) Delegation of Duties...........................................    50
    10(f) Resignation by Administrative Agent............................    50
    10(g) Non-Reliance on Administrative Agent and Other Lenders.........    50
    10(h) No Other Duties................................................    51
    10(i) Collateral and Guaranty Matters................................    51

11. MISCELLANEOUS PROVISIONS.............................................    51

    11(a) Binding on Successors and Assigns..............................    51
    11(b) Amendment......................................................    51
    11(c) Cumulative Rights; No Waiver...................................    52
    11(d) Survival.......................................................    52
    11(e) Notices........................................................    52
    11(f) Governing Law..................................................    53
    11(g) Counterparts; Integration; Effectiveness, Etc..................    53
    11(h) Sharing of Payments............................................    54
    11(i) Consent to Jurisdiction, Waiver of Venue; Service of Process...    54
    11(j) Waiver of Jury Trial...........................................    55
    11(k) Expenses, Indemnity; Damages Waiver............................    55
    11(l) Marshalling; Payments Set Aside................................    57

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
    11(m) Set-off........................................................    57
    11(n) Severability...................................................    57
    11(o) No Third Parties Benefited.....................................    57
    11(p) Assignments and Participations.................................    58
    11(q) Confidentiality................................................    61
    11(r) USA PATRIOT Act Notice.........................................    61
    11(s) Other Interpretative Provisions................................    61

12. DEFINITIONS..........................................................    62

SCHEDULES:

SCHEDULE 1:    Certain Addresses
SCHEDULE 2:    Commitments
SCHEDULE 3:    Borrowing Base Properties
SCHEDULE 6(b): Organization Disclosure
SCHEDULE 6(g): Litigation Disclosure

EXHIBITS: Forms of:

EXHIBIT A: Assignment and Assumption
EXHIBIT B: Borrowing Base Certificate
EXHIBIT C: Compliance Certificate
EXHIBIT D: Continuation or Conversion Request
EXHIBIT E: Joinder
EXHIBIT F: Loan Request
EXHIBIT G: Security Agreement
EXHIBIT H: Mortgage
EXHIBIT I: Environmental Indemnity Agreement
EXHIBIT J: Annual Amortization Schedule
EXHIBIT K: Subordination, Non-Disturbance and Attornment Agreement

                                CREDIT AGREEMENT
                                (the "Agreement")

                         dated as of September 23, 2005

                                      among

                             VINTAGE WINE TRUST, LP
                                 as the Borrower

                       Certain Affiliates of the Borrower

                                BANK OF THE WEST,
                             as Administrative Agent

                                 SUNTRUST BANK,
                             as Documentation Agent

                                       and

                                The Party Lenders